Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of February 18, 2014 (the “Execution Date”), by and among:  (a) Edison Mission Energy (the “Company” or “EME”) on behalf of itself and its direct and indirect subsidiaries (such subsidiaries, including each of the Debtors (as defined herein), collectively, the “Company Subsidiaries”); (b) Edison International (“EIX”) on behalf of itself and its subsidiary Edison Mission Group Inc. (“EMG”) and EMG’s direct and indirect subsidiaries other than the Company and the Company Subsidiaries (EMG and such subsidiaries, collectively, the “EMG Subsidiaries”); and (c) certain holders of the Senior Notes (as defined herein) that are party hereto (each a “Consenting Noteholder” and collectively, the “Consenting Noteholders”).  The parties above are each sometimes referred to herein as a “Party,” and collectively, as the “Parties.”  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 hereof.

RECITALS

WHEREAS, EIX is the common parent of the affiliated group of corporations which duly elects to file a Consolidated Return (the “Consolidated Group”);

WHEREAS, the Company directly or indirectly owns and holds equity interests in each Company Subsidiary (including each Debtor);

WHEREAS, the Company issued the Senior Notes in the original principal amount of $3,700,000,000 pursuant to the Indentures;

WHEREAS, following the commencement of the Chapter 11 Cases, the Debtors and the Official Committee of Unsecured Creditors conducted an extensive investigation on behalf of the Debtors’ bankruptcy estates into causes of action and Claims that the estates and their creditors potentially could assert against EIX, its subsidiaries, and directors and officers of EIX, its subsidiaries, and EME and, as a result of this investigation and discussions among the Parties, the Debtors have determined, in their reasonable judgment and with the approval of the Consenting Noteholders that are party to this Agreement, that the settlement transaction contemplated by this Agreement is in the best interests of the Debtors, their estates, and their respective creditors and other stakeholders;

WHEREAS, the Plan of Reorganization shall be amended on the terms set forth in the amended Plan of Reorganization attached as Exhibit A to implement the terms of this Agreement and effect the settlement and release of EIX, its subsidiaries, and the directors and officers of EIX, its subsidiaries, and EME by the Debtors, their estates, their respective creditors and other stakeholders, and the Company Subsidiaries and their creditors, on the terms set forth in this Agreement and the amended Plan of Reorganization attached as Exhibit A; and

WHEREAS, the Parties have negotiated, and now seek to effectuate, the Settlement Transaction through the Parties’ entry into this Agreement and consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows.

AGREEMENT

1.                                    Definitions.

a.                                     “2012 California EIX Group Apportionment Factor” means 74%.

b.                                    “2013 California EIX Group Apportionment Factor” means 67%.

c.                                     “2013 Tax Attributes” means a good faith estimate of the tax effected federal and net California taxable losses (income) and credits of the Company and the Company Consolidated Subsidiaries in 2013, consistent with past EME practice and filed tax returns, less $11,233,000 of tax sharing payments made under the Tax Sharing Agreements, as determined pursuant to the provisions of Section 3 of this Agreement.  The 2013 Tax Attributes shall be determined by using the 2013 California EIX Group Apportionment Factor for purposes of determining the tax effected net California losses (income) of the Company and Company Consolidated Subsidiaries.

d.                                   “2014 Tax Attributes” means a good faith estimate of the tax effected federal and net California taxable losses (income) and credits of the Company and the Company Consolidated Subsidiaries from January 1, 2014 through the Effective Date, consistent with past EME practice and filed tax returns, including Tax Effected Federal NRG Transaction Gain/Loss and Tax Effected California NRG Transaction Gain/Loss, and income arising from discharge of interest on the Senior Notes accrued from December 17, 2012, through December 31, 2013, but excluding any reduction due to cancellation of indebtedness income, as determined pursuant to the provisions of Section 3 of this Agreement.

e.                                     “2014 California EIX Group Apportionment Factor” means 87.66%.

f.                                      “2015 Note Amount” means one-half of the Adjustment Amount plus an amount equal to 5.0 percent per annum of one-half of the Adjustment Amount compounded semiannually from the Effective Date through September 30, 2015, subject to the terms and conditions of the EIX 2015 Note.

g.                                    “2016 Note Amount” means one-half of the Adjustment Amount plus an amount equal to 5.0 percent per annum of one-half of the Adjustment Amount compounded semiannually from the Effective Date through September 30, 2016, subject to the terms and conditions of the EIX 2016 Note.

h.                                    “Adjusted NRG Proceeds Amount” means (i) the sum of the Cash Purchase Price (as defined in the NRG Agreement) and the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) on the Effective Date; minus (ii) the Waterfall Payment Amount.

i.                                        “Adjustment Amount” means the product of (i) 50% and (ii) the amount of (A) Total Company Tax Attributes in excess of (B) four hundred fifty million U.S. dollars ($450,000,000).

j.                                        “Agreement” has the meaning ascribed to it in the preamble.

k.                                    “Amended Plan of Reorganization” means the Plan of Reorganization as modified as set forth on Exhibit A attached hereto, as may be further amended or modified from time to time in a manner not inconsistent with this Agreement (and with respect to terms implementing this Agreement, by agreement of EME, EIX, and the Required Consenting Noteholders).

l.                                        “APA Notice of Disagreement” means the “Notice of Disagreement” as defined in the NRG Agreement.

m.                                “Approval Order” means an order of the Bankruptcy Court approving this Agreement and the Settlement Transaction, which order shall be acceptable to the Debtors, the Consenting Noteholders, and EIX.  The Approval Order may be the Confirmation Order, provided that the Confirmation Order must be acceptable to EIX solely with respect to terms that affect the rights of EIX under this Agreement.

n.                                    “Asserted Claims” means all Claims against the entities and individuals named as defendants in the draft complaint attached to the Motion of Official Committee of Unsecured Creditors of Edison Mission Energy, et al., Pursuant to 11 U.S.C. §§ 105(a), 1103(c) and 1109(b), for Entry of an Order (A) Granting Leave, Standing and Authority to Prosecute, and Sole Authority to Settle, Certain Claims on Behalf of the Debtors’ Estates and (B) Authorizing the Committee to Direct and Control Certain Accounting Professionals [Docket No. 1054].

o.                                    “Assumed Liabilities” means, collectively, any liability, whether or not contingent, on account of any of the following:  (i) any United States federal or any state income taxes of the Consolidated Group, the Company, or any Company Subsidiary, including any interest or penalties and any taxes or charges on account of any audit related to Edison Mission Energy Taupo Ltd.; and (ii) any and all obligations or liabilities of the Company or the Company Subsidiaries (or any affiliate for purposes of the Employee Retirement Income Security Act of 1974) in respect of current and/or former employees of the Company or the Company Subsidiaries (and their respective beneficiaries) or otherwise (including with respect to any operational or documentary defects, prohibited transactions, or fiduciary breaches), whether direct to participants or to any plan, trust (including any multi-employer fund), the Pension Benefit Guaranty Corporation, or otherwise, under or in respect of any qualified pension plan, any non-qualified executive pension plan, other executive retirement plan, or deferred compensation plan administered, sponsored, or maintained, or required to be contributed to by EIX or

SCE (or their affiliates other than the Company and/or the Company subsidiaries), for which the Company or the Company Subsidiaries could have liability; provided that, for the avoidance of doubt, (1) such plans shall include those plans listed on Schedule 4 and (2) the “Assumed Liabilities” shall not include the Retained Liabilities specified in clauses (i)–(iii) of Section 1.yyy hereof.

p.                                    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

q.                                    “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, such other court having jurisdiction over all or any portion of the Chapter 11 Cases.

r.                                       “Bankruptcy Expenses Adjustment Amount” means the portion of the $22,440,269 of bankruptcy expenses of the Company and Company Subsidiaries that were deducted on the 2012 Consolidated Return of the Consolidated Group which should have been capitalized.

s.                                      “Business Days” has the meaning ascribed to it in the Amended Plan of Reorganization.

t.                                       “Capistrano” means Capistrano Wind Holdings, Inc.

u.                                    “Chapter 11 Cases” means the jointly administered chapter 11 cases commenced by the Debtors in the Bankruptcy Court and styled In re Edison Mission Energy, et al., No. 12-49219 (JPC).

v.                                    “Claim” means all legal and equitable claims, causes of action and/or rights to relief, including any claims encompassed within the definition of Claim in section 101(5) of the Bankruptcy Code, including, but not limited to, Asserted Claims.

w.                                “Commercial Relationship Claims” mean any Claims deriving from contractual or commercial arrangements among SCE and certain of the Company Subsidiaries as set forth on Schedule 3 to this Agreement.

x.                                    “Committee” has the meaning ascribed to it in the Amended Plan of Reorganization.

y.                                    “Company” has the meaning ascribed to it in the preamble.

z.                                     “Company Consolidated Subsidiaries” means those corporations, the majority of whose voting stock or other controlling ownership interest is owned, directly or indirectly, by the Company and which are included in a Consolidated Return filed by the Consolidated Group.

aa.        “Company Subsidiaries” has the meaning ascribed to it in the preamble.

bb.                            “Conditions Precedent” means (i) the delivery to EIX of an opinion from Kirkland & Ellis LLP, substantially in the form previously agreed to by the Parties; (ii) execution of the Escrow Agreement by the Reorganization Trust and the Escrow Agent and funding of the Escrow Account, (iii) execution of the NRG Side Letter and compliance by the Company with the obligations under Sections 1 and 2 of the NRG Side Letter prior to the closing of the NRG Transactions; (iv) the Approval Order has been entered in the Chapter 11 Cases, and (v) the Confirmation Order has been entered in the Chapter 11 Cases.

cc.                              “Confirmation Order” means the order of the Bankruptcy Court, which order shall be acceptable to the Debtors, the Consenting Noteholders, and (solely with respect to terms that affect the rights of EIX under this Agreement) EIX, confirming the Amended Plan of Reorganization under section 1129 of the Bankruptcy Code.

dd.                          “Consenting Noteholder” has the meaning ascribed to it in the preamble.  For the avoidance of doubt, each Consenting Noteholder shall also be a party to the Plan Sponsor Agreement.

ee.                              “Consolidated Group” has the meaning ascribed to it in the preamble.

ff.                                “Consolidated Return” means a federal income tax return filed with respect to the Consolidated Group pursuant to Section 1551 of the Tax Code and/or a California franchise or income tax return or report filed with respect to the Consolidated Group pursuant to applicable sections of the California tax code.

gg.                            “Debtors” collectively refers to the Company; Camino Energy Company; Chestnut Ridge Energy Company; Edison Mission Energy Fuel Services, LLC; Edison Mission Fuel Resources, Inc.; Edison Mission Finance Co.; Edison Mission Fuel Transportation, Inc.; Edison Mission Holdings Co.; Edison Mission Midwest Holdings Co.; EME Homer City Generation L.P.; Homer City Property Holdings, Inc.; Midwest Finance Corp.; Midwest Generation EME, LLC; Midwest Generation, LLC; Midwest Generation Procurement Services, LLC; Midwest Peaker Holdings, Inc.; Mission Energy Westside, Inc.; San Joaquin Energy Company; Southern Sierra Energy Company; and Western Sierra Energy Company.

hh.                            “Disagreement Notice Date” has the meaning ascribed to it in Section 3.c of this Agreement.

ii.                                    “Disputed Claim” has the meaning ascribed to it in the Amended Plan of Reorganization.

jj.                                    “Disputed Claims Reserve Amount” has the meaning ascribed to it in the Amended Plan of Reorganization.

kk.                            “Effective Date” has the meaning ascribed to it in the Amended Plan of Reorganization.

ll.                                    “Effective Date Cash Amount” means two hundred twenty-five million U.S. dollars ($225,000,000) in immediately available funds.

mm.                    “EIX” has the meaning ascribed to it in the preamble.

nn.                            “EIX 2015 Note” means a zero-coupon note issued by EIX in favor of the Reorganization Trust in the amount of the 2015 Note Amount, which note shall be divisible in accordance with Section 2.c of this Agreement.  For the avoidance of doubt, the principal amount of the EIX 2015 Note shall be equal to the 2015 Note Amount.

oo.                            “EIX 2016 Note” means a zero-coupon note issued by EIX in favor of the Reorganization Trust in the amount of the 2016 Note Amount, which note shall be divisible in accordance with Section 2.c of this Agreement.  For the avoidance of doubt, the principal amount of the EIX 2016 Note shall be equal to the 2016 Note Amount.

pp.                            “EIX Notes” means, collectively, the EIX 2015 Note and the EIX 2016 Note, the form of which is attached hereto as Exhibit B.

qq.                            “EIX Released Parties” means EIX, the EMG Subsidiaries, Post-Reorganization EME, SCE, their respective subsidiaries (other than the Company and the Company Subsidiaries), and their respective current and former officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, insurers (but only if the insurer has given the EME Released Parties a release on substantially the same terms set forth in Section 2.g of this Agreement), representatives, and other professionals, in each case in their capacity as such, and/or in any such capacity on behalf of the Company, including, but not limited to, all entities and individuals named as proposed defendants with respect to Asserted Claims.

rr.                                  “EIX Releasing Parties” means EIX, the EMG Subsidiaries, Post-Reorganization EME, their respective subsidiaries (other than the Company, the Company Subsidiaries, and SCE and its subsidiaries), and their respective current and former respective officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, insurers (but only if the insurer has given the EME Released Parties a release on substantially the same terms set forth in Section 2.g of this Agreement), representatives, and other professionals, in each case in their capacity as such.

ss.                                “EME Released Parties” means the Company, the Company Subsidiaries, the Reorganization Trust and their respective current and former respective officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, representatives, and other professionals, in each case in their capacity as such.

tt.                                  “EME Releasing Parties” means the Company, the Company Subsidiaries, the Reorganization Trust and their respective current and former respective officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, representatives, and other professionals, in each case in their capacity as such.

uu.                            “EMG Subsidiaries” has the meaning ascribed to it in the preamble.

vv.                            “Escrow Account” has the meaning ascribed to it in Section 8.d of this Agreement.

ww.                    “Escrow Agent” means the third-party escrow agent under the Escrow Agreement.

xx.                            “Escrow Agreement” means the agreement between EIX, the Reorganization Trust, and the Escrow Agent, which agreement shall be consistent with the terms set forth in Exhibit C hereof.

yy.                            “Execution Date” has the meaning set forth in the preamble.

zz.                              “Final Cash Purchase Price” has the meaning ascribed to it in the NRG Agreement.

aaa.                       “Final Schedule” has the meaning ascribed to it in Section 3.b of this Agreement.

bbb.                    “Indentures” means:  (i) that certain Indenture, dated as of June 6, 2006, as the same has been amended, modified, waived, or supplemented through the date hereof, by and among the Company and Wells Fargo Bank, N.A., as trustee, providing for the issuance of 7.50 percent Senior Notes due 2013 and 7.75 percent Senior Notes due 2016; and (ii) that certain Indenture, dated as of May 7, 2007, as the same has been amended, modified, waived, or supplemented through the date hereof, by and among the Company and Wells Fargo Bank, N.A., as trustee, providing for the issuance of 7.00 percent Senior Notes due 2017, 7.20 percent Senior Notes due 2019, and 7.625 percent Senior Notes due 2027.

ccc.                       “Initial Escrow Amount” means $50,000,000 in cash or an equivalent face amount of EIX Notes.

ddd.                 “KPMG Spreadsheet” means that certain spreadsheet entitled Estimated EME Attributes 2 14 14_v5 KPMG.xlsx forwarded to EIX by email at 10:42 AM CST, February 14, 2014.

eee.                       “Noteholders” means the holders of the Senior Notes.

fff.                          “Notice of Disagreement” has the meaning ascribed to it in Section 3.c of this Agreement.

ggg.                    “NRG” means NRG Energy, Inc.

hhh.                    “NRG Agreement” means that certain Asset Purchase Agreement dated October 18, 2013, by and among EME, NRG and NRG Energy Holdings, Inc., a Delaware corporation, as amended.

iii.                                “NRG Bankruptcy Expenses Adjustment Amount” means the portion of the Bankruptcy Expenses Adjustment Amount which should have been capitalized into the basis of EME assets being sold to NRG.

jjj.                                “NRG Side Letter” means that certain letter agreement, dated as of the date hereof, among EIX, EME, and NRG related to Capistrano, Mission Funding Alpha, LLC, and certain other matters.

kkk.                    “NRG Transaction” means the asset sale and related transactions contemplated by the NRG Agreement and the Plan Sponsor Agreement.

lll.                                “Party” has the meaning ascribed to it in the preamble.

mmm.        “Plan of Reorganization” means the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated December 19, 2013 [Docket No. 1720], as amended, modified, or supplemented from time to time.

nnn.                    “Plan Sponsor Agreement” means that certain Plan Sponsor Agreement, dated as of October 17, 2013, among the Debtors, the Committee, the holders of the Senior Notes party thereto, and NRG, as approved by the Bankruptcy Court pursuant to the Order Granting Motion to Approve (I) Entry into Plan Sponsor Agreement, (II) Sponsor Protections, and (III) Related Relief, dated October 24, 2013 [Docket No. 1424].

ooo.                    “Plan Supplement” has the meaning ascribed to it in the Amended Plan of Reorganization.

ppp.                    “Post-Reorganization EME” means Edison Mission Energy as retained by Mission Energy Holding Company following the Effective Date of the Amended Plan of Reorganization.

qqq.                    “Pre-2013 Tax Attributes” means the sum of (i) Pre-2013 Tax Effected Federal Attributes, and (ii) Pre-2013 Tax Effected California NOLs.

rrr.                             “Pre-2013 Tax Effected Federal Attributes” means $1,112,904,916 minus the product of (i) 35% and (ii) the Bankruptcy Expenses Adjustment Amount.

sss.                          “Pre-2013 Tax Effected California NOLs” means $73,684,715 minus the product of (i) 5.746%, (ii) the Bankruptcy Expenses Adjustment Amount, and (iii) the 2012 California EIX Group Apportionment Factor.

ttt.                             “Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers Claims against the Company and its affiliates (including debt securities, the Senior Notes or other debt) or enter with customers into long and short positions in Claims against the Company and its affiliates (including debt securities, the Senior Notes or other debt), in its capacity as a dealer or market maker in such Claims against the Company and its affiliates and (ii) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

uuu.                    “Release of EIX Released Parties” means the release by each EME Releasing Party in favor of each EIX Released Party pursuant to Section 2.f of this Agreement.

vvv.                    “Release of EME Released Parties” means the release by each EIX Releasing Party in favor of each EME Released Party pursuant to Section 2.g of this Agreement.

www.        “Reorganization Trust” means the trust or other entity to be established on the Effective Date in accordance with, and to implement, the Amended Plan of Reorganization, which, among other things, is a successor to the Company with respect to certain rights and obligations as set forth in Section 27 of this Agreement.

xxx.                    “Required Consenting Noteholders” means the Noteholders representing at least 75 percent of the outstanding principal amount of Senior Notes held by all Consenting Noteholders.

yyy.                    “Retained Liability” means, collectively:  (i) any Retiree Benefits; (ii) any liabilities of the Company to NRG in connection with the NRG Transaction; (iii) any liabilities of the Reorganization Trust under Section 6.b of this Agreement; and (iv) any other liabilities of the Company and the Company Subsidiaries that are not Assumed Liabilities, including liabilities for taxes other than United States federal or state income taxes.

zzz.                       “Retiree Benefits” means the retiree benefits (as such term is defined under section 1114(a) of the Bankruptcy Code) and any retiree employee assistance benefits that are or have been maintained, sponsored, or funded by the Company or Company Subsidiaries under the Edison International Welfare Benefit Plan prior to the Effective Date.

aaaa.                “Review Period” has the meaning ascribed to it in Section 3.c of this Agreement.

bbbb.            “SCE” means Southern California Edison.

cccc.                “Schedule Submission Date” has the meaning ascribed to it in Section 3.d of this Agreement.

dddd.        “Senior Notes” means the notes issued pursuant to the Indentures.

eeee.                “Settlement Ancillary Documents” means the EIX Notes, the NRG Side Letter, and any other agreements, instruments, or other documents executed by any Party in connection with this Agreement.

ffff.                    “Settlement Transaction” means the transactions contemplated by this Agreement, including confirmation of the Amended Plan of Reorganization.

gggg.            “Tax Code” means the Internal Revenue Code of 1986, as amended.

hhhh.            “Tax Attribute Reduction Amount” means $29,000,000.

iiii.                            “Tax Effected California CODI” means $1,519,012.

jjjj.                            “Tax Effected California NRG Transaction Gain/Loss” means the product of (i) 5.746%, (ii) the 2014 California EIX Group Apportionment Factor,  and (iii) subject to adjustment in accordance with Schedule 2, (A) an estimate of the Cash Purchase Price (as defined in the NRG Agreement), plus (B) an estimate of the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) as of the Effective Date, plus (C) an estimate of the amount treated as realized by the Company for California income tax purposes as a result of the assumption of liabilities in connection with the NRG Transaction determined in accordance with Section 1001 of the Tax Code and other applicable law, minus (D) an estimate of the adjusted California tax basis of assets of the Company and the Company Subsidiaries as of the Effective Date, which assets are to be transferred to NRG pursuant to the NRG Agreement. If the amount computed pursuant to the preceding sentence is positive, such amount shall constitute a Tax Effected California NRG Transaction Gain and if the amount computed pursuant to the preceding sentence is negative, such amount shall constitute a Tax Effected California NRG Transaction Loss.

kkkk.            “Tax Effected Federal CODI” means the product of (i) 35% and (ii) the excess of (A) the sum of (x) $3,853,993,752 of principal and accrued interest on the Senior Notes as of December 17, 2012 and (y) a good faith estimate of any other accrued liabilities of EME being discharged pursuant to the Amended Plan of Reorganization to the extent that payment of such liabilities would not have given rise to a deduction for federal income tax purposes over (B) subject to adjustment in accordance with Schedule 2, the sum of (1) the Adjusted NRG Proceeds Amount, (2) the Effective Date Cash Amount, (3) the 2015 Note Amount, and (4) the 2016 Note Amount, as determined pursuant to the provisions of Section 3 of this Agreement.

llll.                            “Tax Effected Federal NRG Transaction Gain/Loss” means the product of (i) 35% and (ii) subject to adjustment in accordance with Schedule 2, (A)  an estimate of the Cash Purchase Price (as defined in the NRG Agreement), plus (B) an estimate of the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) as of the Effective Date, plus (C) an estimate of the amount treated as realized by the Company for federal income tax purposes as a result of the assumption of liabilities in connection with the NRG Transaction determined in accordance with Section 1001 of the Tax Code and other applicable law, minus (D)  an estimate of the adjusted federal tax basis of assets of the Company and the Company Subsidiaries as of the Effective Date, which assets are to be transferred to NRG pursuant to the NRG Agreement. If the amount computed pursuant to the preceding sentence is positive, such amount shall constitute a Tax Effected Federal NRG Transaction Gain and if the amount computed pursuant to the preceding sentence is negative, such amount shall constitute a Tax Effected Federal NRG Transaction Loss.

mmmm.                                            “Tax Sharing Agreements” means that certain Mission Energy Holding Company Amended and Restated Tax Allocation Agreement, dated as of February 13, 2012, among Mission Energy Holding Company (“MEHC”), EME, and Capistrano Wind Holdings, Inc.  and that certain “Administrative Agreement Re Tax Allocation Payments,” dated July 2, 2001, by and among EIX, SCE, EMG, Edison Capital, MEHC, EME, Edison O&M Services, Edison Enterprises, and Mission Land Company.

nnnn.            “Total Company Tax Attributes” means the sum of (i) Pre-2013 Tax Attributes, (ii) 2013 Tax Attributes, and (iii) 2014 Tax Attributes, less (x) Tax Effected Federal CODI, (y) Tax Effected California CODI, and (z) the Tax Attribute Reduction Amount.

oooo.            “Transfer” has the meaning ascribed to it in Section 14.e of this Agreement.

pppp.            “True-Up Statement” has the meaning set forth in the NRG Agreement.

qqqq.            “Waterfall Payment Amount” means, to the extent not assumed by EIX under this Agreement or NRG under the NRG Agreement, the sum of the following without duplication (as such terms are defined in the Amended Plan of Reorganization, but in each case solely as such terms apply to Debtors (other than the Homer City Debtors, except to the extent that amounts are paid from proceeds referenced in clause (i) of the definition of Adjusted NRG Proceeds Amount) and Non-Debtor Subsidiaries):  (a) Allowed Secured Claims; (b) Allowed Administrative Claims (including, without limitation, Accrued Professional Compensation Claims and the Professional Fee Escrow Amount (and any estimates thereof under Article III.C.3 of the Amended Plan of Reorganization); (c) Allowed Priority Tax Claims; (d) Allowed Other Priority Claims; (e) Allowed General Unsecured Claims against Debtor Subsidiaries; (f) the Agreed PoJo Cure Amount; (g) the Compensation and Benefits Fund Escrow; (h)  amounts necessary under the Exit Plan; (i) the Supporting Noteholder Fees, (j) the PoJo Restructuring Fees, (k) the EME Senior Notes Indenture Trustee Fees; (l) the Disputed Claims Reserve Amount (including amounts reserved to pay the “PBOP” claims (referenced in cell D65 of the 2014 tab of the KPMG Spreadsheet), portions of the “State tax matters” (referenced in cell D66 of the 2014 tab of the KPMG Spreadsheet), and Class B3 Unsecured Claims (referenced in cell D68 of the 2014 tab of the KPMG Spreadsheet)); (m) any additional amount reserved by the Reorganization Trust to pay Retained Liabilities that do not constitute Disputed Claims (other than the Initial Escrow Amount) (including amounts reserved to pay liabilities of Non-Debtor Subsidiaries including the remainder of the “State tax matters” (referenced in cell D66 of the 2014 tab of the KPMG Spreadsheet); provided, however, that, for purposes of determining the Waterfall Payment Amount, the sum of (l) and (m) shall not exceed $182,000,000; and (n) any other amounts paid under the Amended Plan of Reorganization or the Confirmation Order (other than the Initial Escrow Amount) from proceeds referenced in clause (i) of the definition of Adjusted NRG Proceeds Amount other than (1) amounts paid to the Noteholders or for liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI,” (or to the

Reorganization Trust for the benefit of the Noteholders or holders of Claims for such liabilities), (2) the Wind Down Budget for future expenditures of the Reorganization Trust, or (3) other expenses incurred by the Reorganization Trust for the benefit of the Noteholders or holders of Claims for liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI.”

2.                                    Settlement Transaction.

a.                                     Effectiveness of Agreement.  Following the execution of this Agreement by the Company (on behalf of itself and the Company Subsidiaries), EIX (on behalf of itself and the EMG Subsidiaries), and Consenting Noteholders holding at least a majority of the outstanding principal amount of the Senior Notes, the obligation of the Parties to perform under this Agreement shall become effective and binding upon each of the Parties (except with respect to the Company and the Company Subsidiaries, whose obligations hereunder shall become effective and binding upon entry of the Approval Order by the Bankruptcy Court).

b.                                    Settlement Consideration.  In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Claim by the EME Releasing Parties against the EIX Released Parties, including EIX, its officers and directors, and those pre-petition officers and directors of EME against whom the Company and its creditors have asserted Claims, and other consideration set forth herein, EIX, on behalf of itself and the other EIX Released Parties, including its officers and directors and those pre-petition officers and directors of EME against whom the Company and its creditors have asserted Claims, shall pay to the Reorganization Trust (or, with respect to the EIX Notes, the permitted assignees thereof), an amount equal to the sum of (x) the Effective Date Cash Amount plus (y) the Adjustment Amount plus (z) interest on the Adjustment Amount as set forth in the calculation of the 2015 Note Amount and the 2016 Note Amount, and shall assume the Assumed Liabilities.

(i)                                  Effective Date Payment.  On the Effective Date, EIX shall pay the Effective Date Cash Amount to the Reorganization Trust by wire transfer of immediately available funds.

(ii)                              Adjustment Amount and Interest.  EIX shall pay the 2015 Note Amount on or before September 30, 2015 and the 2016 Note Amount on or before September 30, 2016, in each case to the Reorganization Trust or the permitted assignees of the EIX Notes pursuant to the terms and conditions of the applicable EIX Notes.

c.                                     EIX Notes.  EIX’s obligation to pay the Adjustment Amount shall be evidenced by the EIX Notes.  The EIX Notes shall be zero-coupon notes, transferable in whole or in part (and, if in part, in face amounts of not less than $10 million), and shall have no other restrictions on assignment, participation, or other disposition thereof.  The obligations of EIX under the EIX Notes shall be absolute and not subject to offset, defense, or counterclaim of any kind.  EIX shall be entitled to prepay the EIX Notes

(provided that for the avoidance of doubt any prepayment of the principal of the EIX Notes includes interest pursuant to the definition of such EIX Notes herein).  The Reorganization Trust or its designee shall act as paying agent with respect to the EIX Notes and will register all transfers by any holders of the EIX Notes.  At the Reorganization Trust’s expense, the Parties shall cooperate in good faith regarding the establishment of a third-party paying and/or transfer agent with respect to the EIX Notes.  EIX shall issue, execute, and deliver to the Reorganization Trust the EIX Notes (in such number and denominations as requested by the Reorganization Trust but in no event shall any EIX Note be in a face amount less than $10 million) at the following times and in the following amounts:

(i)                                  Subject to subparagraph (iii) below, if EIX does not provide a Notice of Disagreement on or before the Disagreement Notice Date, then on the date that is five Business Days after the Disagreement Notice Date, EIX shall issue, execute and deliver to the Reorganization Trust (A) EIX 2015 Notes in an aggregate principal amount equal to the 2015 Note Amount and (B) EIX 2016 Notes in an aggregate principal amount equal to the 2016 Note Amount.

(ii)                              Subject to subparagraph (iii) below, if EIX provides a Notice of Disagreement by the Disagreement Notice Date, then:  (x) on the date that is five Business Days after Schedule Submission Date, EIX shall, issue, execute and deliver to the Reorganization Trust (A) EIX 2015 Notes in an aggregate principal amount equal to the 2015 Note Amount and (B) EIX 2016 Notes in an aggregate principal amount equal to the 2016 Note Amount, in the case of each of (A) and (B), calculated as if the Adjustment Amount were determined on the basis of EIX’s Final Schedule, and (y) if Ernst & Young1 chooses the Reorganization Trust’s Final Schedule, on the date that is five Business Days after such determination, EIX shall issue, execute and deliver to the Reorganization Trust (X) EIX 2015 Notes in an aggregate principal amount equal to the difference between the 2015 Note Amount calculated on the basis of the Reorganization Trust’s Final Schedule minus the 2015 Note Amount calculated pursuant to clause (A) above and (Y) EIX 2016 Notes in an aggregate principal amount equal to the difference between the 2016 Note Amount calculated on the basis of the Reorganization Trust’s Final Schedule minus the 2016 Note Amount calculated pursuant to clause (B) above.

(iii)                          If the Final Cash Purchase Price has not been determined pursuant to Section 1.3(b) of the NRG Agreement on or prior to the date that is five (5) Business Days before EIX is otherwise required to deliver EIX 2015 Notes or EIX 2016 Notes pursuant to subparagraphs (i) or (ii) above, then (x) the 2015 Note Amount and the 2016 Note Amount shall, for purposes of subparagraph (i) or (ii), be calculated as if the Adjustment Amount were determined on the basis of the Cash Purchase Price set forth in the True-Up Statement or the APA Notice of Disagreement which results in the lower Adjustment Amount, and (y) on the date that is five Business Days after the

1 As used herein, “Ernst & Young” means Ernst & Young LLP or, if Ernst & Young declines the assignment, another accounting firm to be named.

Final Cash Purchase Price has been determined pursuant to Section 1.3(b) of the NRG Agreement, EIX shall issue, execute and deliver to the Reorganization Trust (A) EIX 2015 Notes in an aggregate principal amount equal to the difference between the 2015 Note Amount calculated on the basis of the Final Cash Purchase Price minus the 2015 Note Amount calculated pursuant to clause (x) above and (B) EIX 2016 Notes in an aggregate principal amount equal to the difference between the 2016 Note Amount calculated on the basis of the Final Cash Purchase Price minus the 2016 Note Amount calculated pursuant to clause (y) above.

d.                                   Assumed Liabilities Settlement Consideration.  EIX shall, effective as of the Effective Date, irrevocably assume and shall faithfully pay, perform, discharge, and fulfill, and if applicable, comply with, in each case when due or required, all of the Assumed Liabilities.  EIX shall indemnify and hold harmless the Reorganization Trust, and the Company Subsidiaries, as applicable, from any obligation to satisfy, pay, perform, discharge, or otherwise fulfill, the Assumed Liabilities under the Amended Plan of Reorganization or otherwise.  EIX, on behalf of itself and each of the EMG Subsidiaries, waives all rights of contribution, reimbursement, subrogation, or other rights against the Company Subsidiaries, the Reorganization Trust, or NRG, as applicable, with respect to the Assumed Liabilities.

e.                                     Retained Liabilities.  The Company and the Company Subsidiaries hereby (i) agree, on behalf of themselves and the EME Released Parties, that no EIX Released Party has any obligation under, or liability for, any Retained Liabilities, and (ii) waive all rights of contribution, reimbursement, subrogation, or other rights against the EIX Released Parties with respect to the Retained Liabilities.  The Company and the Company Subsidiaries shall indemnify and hold harmless, the EIX Released Parties from any obligation to satisfy, pay, perform, discharge, or otherwise fulfill, Claims on account of Retained Liabilities provided that such indemnity shall be payable and satisfied solely from the Escrow Account pursuant to Section 8 of this Agreement.  Nothing in this Section 2.e shall be deemed or construed as a commitment to pay or an allowance of any Claim arising under or relating to the Retained Liabilities.  All Parties’ rights to object to such Claims are expressly preserved and any allowed Claims arising under or relating to Retained Liabilities shall be satisfied, compromised, settled, released and discharged in accordance with the provisions of the Amended Plan of Reorganization.

f.                                      Release of EIX Released Parties.  Effective on and after the Effective Date, each EME Releasing Party hereby releases each EIX Released Party from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative or representative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that the EME Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or interest that is treated in this Agreement or the Amended Plan of Reorganization, the business or contractual arrangements between any EME Releasing Party and any EIX Released Party, the restructuring of Claims and interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of this Agreement or the Settlement Ancillary Documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including, but not limited to, for the avoidance of doubt, the Asserted Claims; provided that, nothing in this paragraph shall release any (i) claims against any Party arising under this Agreement or the Settlement Ancillary Documents, (ii) Commercial Relationship Claims between SCE and any Company Subsidiary, or (iii) Claims of an EME Releasing Party in its capacity as an insured against any insurer in its capacity as an EIX Released Party.

g.                                    Release of EME Released Parties.  Effective on and after the Effective Date, each EIX Releasing Party hereby releases each EME Released Party from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative or representative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that the EIX Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or interest that is treated in this Agreement or the Amended Plan of Reorganization, the business or contractual arrangements between any EIX Releasing Party and any EME Released Party, the restructuring of Claims and interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the this Agreement, the Settlement Ancillary Documents, or related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that nothing in this paragraph shall release any (i) claims against any Party arising under this Agreement or the Settlement Ancillary Documents, (ii) Commercial Relationship Claims between SCE and any Company Subsidiary, or (iii) any Claims of the EIX Releasing Parties that are Assumed Liabilities (as defined under the NRG Agreement), which shall be paid and treated in accordance with the Amended Plan of Reorganization and the NRG Agreement.

h.                                    Withdrawal of Claims.  Upon the Effective Date, EIX, SCE, each EMG Subsidiary, and each other EIX Releasing Party shall be deemed to have withdrawn with prejudice all Proofs of Claim (as defined in the Amended Plan of Reorganization) asserted against any Debtor in the Chapter 11 Cases, other than Proofs of Claim asserting Claims that are Assumed Liabilities (as defined under the NRG Agreement), which shall be paid and treated in accordance with the Amended Plan of Reorganization and the NRG Agreement.  The Approval Order shall authorize and direct the claims agent to designate the foregoing claims as expunged from the claims register as of the Effective Date.

i.                                        EME Releasing Parties’ Covenant Not to Sue.  Effective on and after the Effective Date, each EME Releasing Party, hereby absolutely, unconditionally, and irrevocably covenants and agrees that it will not sue (at law, in equity, in any regulatory proceeding, directly, derivatively, or in a representative capacity,  or otherwise) any EIX Released Party on the basis of any claim or matter encompassed in whole or in part within the Release of EIX Released Parties, and will not induce, assist or encourage any other person to assert or pursue any such claims.

j.                                        EIX Releasing Parties’ Covenant Not to Sue.  Effective on and after the Effective Date, each EIX Releasing Party, hereby absolutely, unconditionally, and irrevocably covenants and agrees that it will not sue (at law, in equity, in any regulatory proceeding, directly, derivatively, or in a representative capacity,  or otherwise) any EME Released Party on the basis of any claim or matter encompassed in whole or in part within the Release of EME Released Parties, and will not induce, assist or encourage any other person to assert or pursue any such claims.

k.                                    Third Party Releases.

(i)                                  The EIX Released Parties shall be included in the third-party release, exculpation and injunction provisions of the Amended Plan of Reorganization as “Released Parties” and “Exculpated Parties” (each as defined therein).  EIX hereby agrees on behalf of itself and the EMG Subsidiaries to be bound by the third-party release, exculpation, and injunction provisions of the Amended Plan of Reorganization with respect to all Released Parties (as defined therein), including the Consenting Noteholders.  Each Consenting Noteholder hereby agrees on behalf of itself to be bound by the third-party release, exculpation, and injunction provisions of the Amended Plan of Reorganization with respect to all Released Parties (as defined in the Amended Plan of Reorganization), including the EIX Released Parties.

(ii)                              Article VIII.G of the Plan of Reorganization shall be amended by deleting it in its entirety and replacing it with the following in the Amended Plan of Reorganization:  “In addition to the injunction set forth under Article VIII.F hereof, on the Confirmation Date and effective as of the Effective Date, all Claims or other Causes of Action that may otherwise be asserted against the EIX Released Parties or their respective property (other than (1) Claims or other liabilities against the EIX Released Parties arising under the EIX Settlement Agreement and the EIX Settlement Ancillary Documents, (2) the Commercial Relationship Claims (as defined in the EIX Settlement Agreement), and (3) the Settlement Assumed Liabilities) shall be permanently released and enjoined pursuant to the Plan, and any such Claims or Causes of Action shall be paid or treated pursuant to the terms of the Plan.”

l.                                        Modifications to the Plan of Reorganization.

(i)                                  The Amended Plan of Reorganization and Plan Supplement shall be consistent with this Agreement and shall provide, among other things, that (A) Mission Energy Holding Company shall retain 100% of the equity interests of the Company, (B) the Tax Sharing Agreements shall be deemed to have terminated pursuant to their terms on December 31, 2013, with respect to the Company, and shall not be assumed by the Company or assigned to NRG, (C) each EIX Released Party shall be identified as a “Released Party” and an “Exculpated Party;” (D) each EIX Released Party shall be afforded the protections under the injunction and exculpation provisions under Article VIII of the Amended Plan of Reorganization; (E) the Reorganization Trust is the successor in interest of the Company and Company Subsidiaries for purposes of performing the obligations under, enforcing, and obtaining the benefits of, the terms of this Agreement; (F) the Reorganization Trust shall assume all rights and obligations of the Company and the Company Subsidiaries under the Amended Plan of Reorganization and this Agreement; (G) the Debtors’ Motion to Establish Notification and Hearing Procedures For Transfers of, or Claims of Worthlessness with Respect to, Certain Equity Securities and for Related Relief [Docket No. 16] and any interim or final orders granting that motion shall cease to be of any further force and effect on and after the Effective Date; (H) the examination under rule 2004 commenced by the Debtors and the official committee of unsecured creditors and all related orders or subpoenas authorizing or issued pursuant to the rule 2004 examination shall be deemed terminated and cease to be of any further force or effect on and after the Effective Date; and (I) the Company will retain certain assets after the Effective Date pursuant to Section 4.c.  Further, to the extent not already so provided, the Conditions Precedent shall be added to Article X of the Amended Plan of Reorganization as conditions precedent to consummation of the Amended Plan of Reorganization and shall be conditions to the consummation of the Settlement Transaction, which conditions shall be deemed irrevocably satisfied or waived upon consummation of the Amended Plan of Reorganization.

(ii)                              Notwithstanding anything to the contrary in the Order Approving (A) the Adequacy of the Disclosure Statement, (B) Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization, (C) the Form of Ballots and Notices in Connection Therewith, and (D) the Scheduling of Certain Dates with Respect Thereto [Docket No. 1718], the Debtors shall provide notice to Holders of Impaired Claims and Impaired Interests (as such terms are defined under the Amended Plan of Reorganization) of the Amended Plan of Reorganization and provide such Holders an opportunity of not less than ten (10) Business Days to change their votes to accept or reject the Amended Plan of Reorganization, or to object to confirmation of the Amended Plan of Reorganization.

m.                                Books and Records Access.  From and after the Execution Date through the Effective Date: (i) the Company will reasonably cooperate (subject to customary nondisclosure or nonuse agreements) with EIX in (A) making the Company’s records relating to the Company’s business prior to the Effective Date available to EIX and its representatives, attorneys and accountants on an ongoing basis, (B) allowing EIX to make and retain non-privileged copies of such records (including, but not limited to, SAP records) as may reasonably be related to any Assumed Liabilities or otherwise required to implement the terms of this Agreement, and (C) making available its personnel and legal and accounting advisors during regular business hours for that purpose; and (ii) EIX will reasonably cooperate (subject to customary nondisclosure or nonuse agreements) with the Company in (A) making EIX records relating to the Company’s business prior to the Effective Date available to the Company and its representatives, attorneys and accountants on an ongoing basis and (B) making available its personnel and legal and accounting advisors during regular business hours for that purpose.  The Reorganization Trust shall retain or maintain access to all non-privileged books and records (or copies thereof) of the Company and the Company Subsidiaries (not including books and records maintained by the Company for the EMG Subsidiaries under services agreements) related to any Assumed Liabilities or otherwise required to implement the terms of this Agreement and shall make such books and records reasonably available to EIX and its representatives, attorneys and accountants; provided that the Parties acknowledge that the obligations of NRG with respect to access to books and records by the Reorganization Trust are limited to those set forth in the NRG Agreement and that the Reorganization Trust will have no obligation to maintain access to such books and records not provided for in the NRG Agreement.  Notwithstanding the foregoing, at any time after the Effective Date, the Reorganization Trust may destroy any books and records in its sole discretion, provided that, the Reorganization Trust shall have given EIX no less than 60-days’ prior written notice of its intent to destroy any such books and records, and EIX shall have been provided reasonable opportunity to make copies of or take possession of such books and records at EIX’s sole cost.

3.                                    Adjustment Amount.

a.                                     The Parties acknowledge and agree that Schedule 1 sets forth (x) the Pre-2013 Tax Attributes, Tax Effected California CODI and the Tax Attribute Reduction Amount, and (y) a good faith estimate based on best available information as of the Execution Date of (i) the 2013 Tax Attributes, (ii) the 2014 Tax Attributes, (iii) the Tax Effected Federal CODI, and  (iv) the Total Company Tax Attributes.  The parties agree that Schedule 1 and the calculations associated with the defined terms referenced therein are based on the KPMG Spreadsheet.

b.                                    Within five (5) Business Days after the later of (a) 30 calendar days after the last day of the month that includes the Effective Date, and (b) the Reorganization Trust having delivered to EIX a certificate setting forth its good faith estimate of the Waterfall Payment Amount and any liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI”, the Reorganization Trust shall cause KPMG to deliver to EIX, on behalf of the Reorganization Trust (x) a schedule setting forth (1) revised estimates of the amounts set forth in clauses (i) through (iii) of Section 3.a(y) of this Agreement computed in accordance with the methodology set forth in Schedule 2, (2) the amounts set forth in Section 3.a(x) (adjusted to to take into account any changes in the Bankruptcy Expenses Adjustment Amount computed in accordance with Schedule 2), and (3) the Total Company Tax Attributes calculated on the basis of the amounts set forth in the immediately preceding clauses (1) and (2) (the “Final Schedule”) and (y) a written summary setting forth in reasonable detail the reasons for any changes in excess of $1,000,000 between Total Company Tax Attributes shown on Schedule 1 and the proposed Final Schedule.  The Company shall provide EIX with copies of all notices and documents delivered by the Company or NRG pursuant to Sections 1.3(a) and 1.3(b) of the NRG Agreement, including the True-Up Statement and any Notice of Disagreement.  As part of KPMG’s development of the Final Schedule of Total Company Tax Attributes, KPMG shall include in their scope of work a review of the amount of assumed liabilities for purposes of determining EME’s “amount realized” for U.S. federal and California income tax purposes for purposes of calculating Tax Effected California NRG Transaction Gain/Loss and Tax Effected Federal NRG Transaction Gain/Loss, KPMG shall affirm in writing that, based on their review and in their professional judgment, the amount of liabilities included in “amount realized” is the appropriate amount to be utilized in determining EME’s Tax Effected California NRG Transaction Gain/Loss and Tax Effected Federal NRG Transaction Gain/Loss and shall describe any changes in the amount of such liabilities included from the amount of liabilities assumed included in preparation of Schedule 1 to this Agreement.

c.                                     During the thirty (30) Business Days immediately following delivery of the proposed Final Schedule (the “Review Period”), EIX shall have the right to review the proposed Final Schedule.  The Reorganization Trust shall make KPMG’s and its relevant personnel, if any, and books and records in its possession (including pertinent accounting work papers) reasonably available to EIX and its representatives, attorneys and accountants (subject to signing customary “hold harmless” letters as may be reasonably required by KPMG) for purposes of EIX’s review of the proposed Final Schedule, and shall make reasonable efforts to enable and facilitate access to the relevant personnel and books and records of NRG; provided that the Parties acknowledge that the obligations of NRG with respect to such access are limited to those set forth in the NRG Agreement and that the Reorganization Trust will have no obligation to obtain or ensure access not provided for in the NRG Agreement. EIX will be deemed to have agreed to the proposed Final Schedule, unless it provides a notice of disagreement (a “Notice of Disagreement”) no later than five (5) business days after the close of the Review Period (the “Disagreement Notice Date”). The Notice of Disagreement shall include EIX’s proposed revisions to the proposed Final Schedule and an explanation of its disagreement, specifying the impact based on revised information for items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement or the Bankruptcy Expenses Adjustment Amount.  A Notice of Disagreement may only be based upon calculation errors or changed, updated and/or additional information since the Execution Date for items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement or the Bankruptcy Expenses Adjustment Amount.

d.                                   If a Notice of Disagreement is provided, then the Reorganization Trust will have twenty (20) Business Days immediately following the delivery of such notice to review such notice, and EIX shall make its relevant personnel and books and records reasonably available to the Reorganization Trust. If EIX and the Reorganization Trust do not resolve their differences regarding the Final Schedule within such period, then, within five (5) Business Days after the end of such period (the last  date of such period, the “Schedule Submission Date”), the Reorganization Trust and EIX shall each prepare a proposed Final Schedule and submit it to Ernst & Young.  Ernst & Young shall choose either the Final Schedule proposed by the Reorganization Trust or the Final Schedule proposed by EIX as the more accurate calculation of the items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement computed in accordance with the methodology set forth in Schedule 2 (it being agreed that for purposes of calculation, a Party cannot submit a range).  The determination by Ernst & Young shall be based on its assessment of which of the alternative Final Schedules more accurately incorporates revised, updated, or changed information since the Execution Date for items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement or the Bankruptcy Expenses Adjustment Amount.  The determination by Ernst & Young shall be final and binding, in writing, and made within sixty (60) days of submission, and each Party will cooperate with Ernst & Young to provide it with such information as Ernst & Young reasonably requests.  Expenses of Ernst & Young for its work under this Section 3.d of this Agreement will be paid by the losing party, i.e., EIX or the Reorganization Trust, as the case may be, except if Ernst & Young is not called upon to determine the Final Schedule, then its expenses will be shared equally by EIX and the Reorganization Trust.

e.                                     The Final Schedule that results from the process described in Section 3.d of this Agreement shall be deemed the Final Schedule of the Total Company Tax Attributes and shall be attached to this Agreement in substitution for Schedule 1. The Adjustment Amount shall be computed based on the Total Company Tax Attributes set forth in such Final Schedule.

4.                                    Tax Matters.

a.                                     Neither the Company (before the Effective Date) nor the Reorganization Trust (after the Effective Date) shall take any actions outside the ordinary course that would reasonably be expected to increase the income tax liabilities of the Company and Company Consolidated Subsidiaries assumed by EIX pursuant to this

Agreement. None of the Reorganization Trust, the Company (prior to determination of the Final Schedule) or EIX (prior to determination of the Final Schedule) shall take any actions outside the ordinary course that would reasonably be expected to impede the use of or negatively impact Total Company Tax Attributes of the Company and the Company Consolidated Subsidiaries, other than the NRG Transaction and the confirmation of, and performance in accordance with, the Amended Plan of Reorganization and the orders of the Bankruptcy Court.

b.                                    EIX and the Reorganization Trust shall cooperate fully, and the Reorganization Trust shall use its commercially reasonable efforts to facilitate NRG’s cooperation, as and to the extent reasonably requested by the other Party, in connection with any audit, litigation or other proceeding with respect to income taxes; provided that the parties acknowledge that the obligations of NRG with respect to such cooperation are limited to those previously set forth in the NRG Agreement and that the Reorganization Trust will have no obligation to obtain access not provided for in the NRG Agreement, and provided, further, that the Reorganization Trust shall not have any obligation to provide such cooperation from and after September 30, 2016.

c.                                     The Company and the Reorganization Trust shall comply with the terms of the NRG Side Letter; provided that such actions do not adversely affect any Party (and the computation of Total Company Tax Attributes shall be determined without taking into account any of the actions taken pursuant to this Section 4.c).

5.                                    Temporary Tolling of Litigation.  From and after the Execution Date through and including the Effective Date, the Parties agree to suspend any litigation between them, including, without limitation, the Debtors’ investigation under rule 2004 of the Federal Rules of Bankruptcy Procedure of EIX, the Renewed Joint Motion of the Debtors and the Official Committee of Unsecured Creditors to Compel Production of Documents and Information Withheld on Privilege Grounds [Docket No. 1727] and any related depositions to the rule 2004 investigation or the motion to compel, the Debtors’ Sixth Omnibus Objection to Certain Proofs of Claim (No Liability Claims) [Docket No. 1748], the Debtors’ Motion to Estimate Disputed Claims [Docket No. 1747], and the Motion to Withdraw the Reference with Respect to Provision of the Debtors’ Second Amended Joint Chapter 11 Plan [Docket No. 1853].  The Parties further agree to toll the statute of limitations for the filing of any Claim released or compromised pursuant to the terms of this Agreement.  The period of time that such statutes are so tolled shall be added to the time for bringing an action for each Claimant’s respective Claim, pursuant to applicable law, if this Agreement terminates under Section 15 of this Agreement.

6.                                    Shared Services and Other Matters.

a.                                     Nothing in this Agreement, the Amended Plan of Reorganization, or the Confirmation Order shall limit or impair the obligations of the Company and the Company Subsidiaries under the Order Authorizing Extension of Intercompany and Shared Services Arrangements and Other Benefit Plans dated November 6, 2013 [Docket No. 1563].  After the Effective Date, EIX shall continue (and shall cause the EMG Subsidiaries and SCE to continue) to provide mutually agreed-upon services to NRG through July 31, 2014, on terms acceptable to EIX and NRG.  At and to the extent of the Reorganization Trust’s request, EIX shall continue to administer Retiree Benefits (as they may be modified) for the Reorganization Trust and otherwise cooperate in connection therewith, at the Reorganization Trust’s cost and expense, and on other terms acceptable to EIX and the Reorganization Trust for up to twelve months after the Effective Date.  (For clarity, the Reorganization Trust’s obligations for such costs and expenses shall not be subject to the limitations on indemnification under Section 8 of this Agreement).  EIX and the Company shall cooperate to enter into a buyout of certain workers compensation insurance with American International Group which shall discharge EIX of any liability for such claims.

b.                                    As of the Effective Date, Post-Reorganization EME shall have no employees, and all liabilities, if any, to former EME employees for severance or other benefits in connection with the termination of their employment with EME shall be Retained Liabilities.  Nothing in this Section 6.b shall limit, amend, or waive any rights of the Company or the Company Subsidiaries (or, after the Effective Date, the Reorganization Trust) or the obligations of NRG under the NRG Agreement.

c.                                     Subject to EIX’s compliance with Section 13.f of this Agreement, EME shall, as promptly as practicable and in any event before the Effective Date, (i) file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and (ii) promptly thereafter, but in any event before the Effective Date, file with the SEC a certification on Form 15 to terminate the registration of EME’s securities under section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), and to suspend EME’s duty under section 15(d) of the 1934 Act to file reports required by section 13(a) of the 1934 Act.

7.                                    No Effect on Plan Sponsor Agreement.

a.                                     Except as expressly provided in this Agreement or the NRG Agreement, no term or provision of this Agreement or the Amended Plan of Reorganization shall modify the Plan Sponsor Agreement or modify, limit, or otherwise affect the obligations of any party thereunder.

b.                                    EIX acknowledges and agrees that neither the existence of the Plan Sponsor Agreement, nor the performance by the Company, the Company Subsidiaries or the Consenting Noteholders of their respective obligations thereunder, shall constitute a breach of this Agreement and, further, that EIX does not intend to induce a breach by any Party under the Plan Sponsor Agreement through such Party’s entry into or performance under this Agreement.

8.                                    Indemnities and Escrow Account.

a.                                     EIX shall defend, indemnify, and hold harmless the EME Released Parties from any claims, liabilities, or damages arising from (i) Assumed Liabilities, (ii) Claims released by the EIX Releasing Parties under Section 2.f of this Agreement or subject to Subject 2.j of this Agreement and (iii) actual damages arising from EIX’s breach of its obligations under this Agreement, provided that nothing in this clause (iii) shall be deemed or construed as an obligation of EIX to pay the legal fees of the Reorganization Trust in any dispute arising from an alleged breach of this Agreement.  EIX’s obligations to indemnify the EME Released Parties pursuant to this Agreement are subject to the Reorganization Trust’s obligation to provide EIX with prompt notice of any actual or potential claim, but in no event more than 30 days following, the Reorganization Trust receiving notice of the claim against a released party.  If the Reorganization Trust provides EIX with notice of any claim pursuant to this provision, the Reorganization Trust shall provide EIX with a description of the claim in reasonable detail, and shall provide copies of all documents (including court papers) related to the claim.  EIX shall assume control of the defense of the matter at its expense and select counsel to represent the EME Released Party in the matter, unless the EME Released Party advises EIX in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both EIX and the EME Released Party, in which case the EME Released Party shall be entitled to retain its own counsel at EIX’s cost and expense (except that EIX will only be liable for the legal fees and expenses of one law firm for all EME Released Parties in the matter).  All EME Released Parties shall cooperate with EIX and its chosen counsel in the defense of any such matter.  The EME Released Party shall not settle or compromise such claim so long as EIX is defending it.  If EIX elects not to defend a third party claim, the EME Released Party may undertake its defense, and EIX will be bound by the result obtained by the EME Released Party, and the EME Released Party’s defense costs shall be included as damages subject to this indemnity.  EIX shall not admit liability or consent to the entry of any order or judgment with respect to any claim for which indemnification is sought without the prior written consent of the EME Released Party unless such settlement or compromise includes an unconditional release of the EME Released Party from all liability arising out of such claim.

b.                                    Subject to the conditions and limitations in Section 8.c—8.h of this Agreement, the Reorganization Trust shall defend, indemnify, and hold harmless the EIX Released Parties from any claims, liabilities, or damages arising from (i) Retained Liabilities, (ii) Claims released by the EME Releasing Parties under Section 2.e of this Agreement or subject to Subject 2.i of this Agreement, and  (iii) actual damages arising from the Reorganization Trust’s breach of its obligations under this Agreement provided, that nothing in this clause (iii) shall be deemed or construed as an obligation of the Reorganization Trust to pay the legal fees of EIX in any dispute arising from an alleged breach of this Agreement.  No claim for indemnity, liability or damages shall be recoverable by any EIX Released Party from funds other than those in the Escrow Account, if any.  For the avoidance of doubt, no distributions or payments under the Amended Plan of Reorganization need be suspended or otherwise delayed while claims for potential actual damages by EIX Released Parties are asserted or pending against the Escrow Account, and neither the Reorganization Trust, nor any person acting on its behalf, shall incur any liability for continuing to make distributions under the Amended Plan of Reorganization while such claims for potential actual damages by EIX Released Parties are pending.

c.                                     The Reorganization Trust’s obligations to indemnify the EIX Released Parties pursuant to this Agreement are subject to EIX’s obligation to provide the Reorganization Trust with prompt notice of any actual or potential claim, but in no event more than 30 days following, EIX receiving notice of the claim against the EIX Released Party.  If EIX provides the Reorganization Trust with notice of any claim, EIX shall provide to the Reorganization Trust a description of the claim in reasonable detail, and shall provide copies of all documents (including court papers) related to the claim.  The Reorganization Trust shall assume control of the defense of the matter at its expense and select counsel to represent the EIX Released Party in the matter, unless the EIX Released Party advises the Reorganization Trust in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both the Reorganization Trust and the EIX Released Party, in which case the EIX Released Party shall be entitled to retain its own counsel at the Reorganization Trust’s  cost and expense (except that the Reorganization Trust will only be liable for the legal fees and expenses of one law firm for all EIX Released Parties in the matter).  All EIX Released Parties shall cooperate with the Reorganization Trust and its chosen counsel in the defense of any such matter.  The EIX Released Party shall not settle or compromise such claim so long as the Reorganization Trust is defending it.  If the Reorganization Trust elects not to defend a third party claim, the EIX Released Party may undertake its defense, and the Reorganization Trust will be bound by the result obtained by the EIX Released Party, and the EIX Released Party’s defense costs shall be included as damages subject this indemnity.  The Reorganization Trust shall not admit liability or consent to the entry of any order or judgment with respect to any claim for which indemnification is sought without the prior written consent of the EIX Released Party unless such settlement or compromise includes an unconditional release of the EIX Released Party from all liability arising out of such claim.

d.                                   On the Effective Date, the Reorganization Trust shall establish, and transfer the Initial Escrow Amount to, an escrow account with a third-party escrow agent as a reserve for potential or actual damages incurred by any EIX Released Party arising from a breach by the Reorganization Trust of its obligations under this Agreement (the “Escrow Account”).  Recourse to the Escrow Account shall be EIX’s and/or any other EIX Released Party’s sole and exclusive remedy for any indemnity claim pursuant to this Agreement or for damages for any other breaches of this Agreement by the Reorganization Trust.  If there are no funds remaining in the Escrow Account. EIX and/or other EIX Released Parties shall have no right to indemnification pursuant to this Agreement.  Nothing contained in this Section 8 will limit a Party’s remedy of specific performance with respect to any breach of this Agreement.

e.                                     On December 31, 2014, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Account to the Reorganization Trust such that the remaining amount then held in the Escrow Account is the greater of (i) $25,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date based on a third-party claim.

f.                                      On September 30, 2015, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Account to the Reorganization Trust such that the remaining amount then held in the Escrow Account is the greater of (i) $15,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date based on a third-party claim.

g.                                    On the later of September 30, 2016, and the resolution of any Claim Notice (as defined in Exhibit C attached hereto) outstanding as of September 30, 2016 based on a third-party claim, any unused funds in the Escrow Account shall be paid to the Reorganization Trust for distribution pursuant to terms of the Amended Plan of Reorganization, and, following such distribution, the Escrow Agreement shall automatically terminate.

h.                                    At any time, at the option of the Reorganization Trust, it may deposit into the Escrow Account an equivalent face amount of the EIX Notes in lieu of a corresponding amount of cash, or it may deposit cash in exchange for a corresponding face amount of EIX Notes.  If the Reorganization Trust shall elect to deposit EIX Notes into the Escrow Account in lieu of cash, then such EIX Notes (but, for the avoidance of doubt, none of the other EIX Notes) may be reduced by actual damages arising from breach of the Reorganization Trust’s obligations under Section 8.b of this Agreement in an amount agreed upon by the Reorganization Trust and EIX or by a final, non-appealable order of the Bankruptcy Court.  Other than the foregoing right of reduction, the deposit of any EIX Notes into the Escrow Account shall not affect any terms or conditions of such EIX Notes, including, without limitation, the accrual of interest or the entitlement to payment of interest upon any prepayment of such EIX Notes.

9.                                    Representations and Warranties of the Company.  The Company (on behalf of itself and the Company Subsidiaries) represents and warrants to the other Parties that, as of the date of this Agreement:

a.                                     Power and Authority; Non-Contravention.  It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, and the execution, delivery, and performance by it of this Agreement will not contravene any applicable provision of any law, statute, rule, or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or those of the Company Subsidiaries.

b.                                    Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

c.                                     Binding Obligation.  Subject to approval by the Bankruptcy Court, this Agreement is the legally valid and binding obligation of the Company and the Company Subsidiaries and is enforceable against the Company and the Company Subsidiaries, as applicable, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d.                                   Governmental Consents.  Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect to its performance hereunder, the Bankruptcy Court and the Securities and Exchange Commission, as applicable.

e.                                     No Solicitation.  (i) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the EIX Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”); (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the EIX Notes except: (A) within the United States to persons whom it reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A under the 1933 Act (“Rule 144A”) in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the EIX Notes is aware that such sale is being made in reliance on Rule 144A; or (B) outside of the United States only in accordance with Regulation S under the 1933 Act or Rule 144A or any other available exemption from registration under the 1933 Act, and (iii) EIX will issue the EIX Notes in reliance upon the representations, warranties, and agreements of EME set forth in this Section 9.e.

10.                            Representations and Warranties of EIX.  EIX (on behalf of itself and the EMG Subsidiaries) represents and warrants to the other Parties that, as of the date of this Agreement:

a.                                     Power and Authority; Non-Contravention.  It has all requisite power and authority to enter into this Agreement and the EIX Notes and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and the EIX Notes, and the execution, delivery, and performance by it of this Agreement (including, without limitation, the issuance and performance under the EIX Notes) will not contravene any applicable provision of any law, statute, rule, or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or those of the EMG Subsidiaries and will not conflict with any agreement or other contractual obligation of EIX.

b.                                    Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

c.                                     Binding Obligation.  This Agreement is the legally valid and binding obligation of EIX and is enforceable against EIX in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d.                                   Governmental Consents.  Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect to its performance hereunder, the Securities and Exchange Commission.

11.                            Representations and Warranties of Consenting Noteholders.  Each Consenting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) represents and warrants on a several (but not joint) basis to the Company and EIX that, as of the date of this Agreement:

a.                                     such Consenting Noteholder (i) either (A) is the sole beneficial owner of the principal amount of Senior Notes set forth in the letter to the Company and EIX delivered by counsel to the Consenting Noteholders simultaneously with this Agreement, or (B) has sole investment or voting discretion with respect to the principal amount of the Senior Notes Claims set forth in such letter and has the power and authority to bind the beneficial owner(s) of such Senior Notes Claims to the terms of this Agreement and (ii) has full power and authority to act on behalf of, vote, and consent to matters concerning such Senior Notes Claims and to dispose of, exchange, assign, and transfer such Senior Notes Claims, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

b.                                    such Consenting Noteholder has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of, and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Senior Notes Claims that are subject to this Agreement that conflict with the representations and warranties of such Consenting Noteholder herein or would render such Consenting Noteholder otherwise unable to comply with this Agreement and perform its obligations hereunder;

c.                                     such Consenting Noteholder (i) has the requisite knowledge and experience in financial and business matters of this type such that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision and has conducted an independent review and analysis of the business and affairs of the Company and its subsidiaries that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended);

d.                                   this Agreement constitutes the legally valid and binding obligation of each such Consenting Noteholder party thereto, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

e.                                     such Consenting Noteholder does not have actual knowledge of the occurrence of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

12.                            Covenants of the Company.  Subject to the terms and conditions of this Agreement and for so long as this Agreement has not been terminated in accordance with its terms, the Company (on behalf of itself and the Company Subsidiaries) agrees that it shall:

a.                                     use its commercially reasonable efforts to (i) support, complete, and satisfy the conditions to the consummation of the Settlement Transaction, and (ii) obtain any and all required regulatory or third-party approvals for the Settlement Transaction;

b.                                    timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of an examiner with expanded powers or a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

c.                                     timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company’s exclusive right to file or solicit acceptances of a chapter 11 plan;

d.                                   not take any action that is (i) inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, (ii) inconsistent in any material respect with this Agreement, or (iii) inconsistent with, or is intended [or is likely] to interfere with the consummation of the Settlement Transaction;

e.                                     within two Business Days of the execution and delivery of this Agreement, file (and not withdraw) the Amended Plan of Reorganization with the Bankruptcy Court, and use reasonable best efforts to obtain an order of the Bankruptcy Court confirming same;

f.                                      except as required by law (as determined by outside counsel to the Company) and with reasonable prior written notice to the Consenting Noteholders, not and cause the Company Subsidiaries before the Effective Date not to (a) use the name of the Indenture Trustee or any specific Consenting Noteholder in any press release without such person’s prior written consent or (b) disclose to any person other than the legal and financial advisors to the Company the principal amount or percentage of any Senior Notes or any other securities of the Company or its subsidiaries held by any Consenting Noteholder; provided that the Debtors shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of the Senior Notes held by the Consenting Noteholders;

g.                                    comply with all of its obligations under this Agreement unless compliance is waived in writing by the Parties hereto; and

h.                                    comply with the provisions of Section 9.e with respect to offers and sales of the EIX Notes.

13.                            Covenants of EIX.  Subject to the terms and conditions of this Agreement and for so long as this Agreement has not been terminated in accordance with its terms, EIX (on behalf of itself and the EMG Subsidiaries) agrees that it shall:

a.                                     not directly or indirectly:  (i) seek, solicit, support, encourage, or vote its Claims or interests (including, for the avoidance of doubt, any Claims or interests on behalf of any equity interests in any of the Debtors) for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of, any chapter 11 plan, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Debtors other than the Amended Plan of Reorganization; (ii) take any other action that is inconsistent with, intended to, or likely to interfere with or obstruct the Settlement Transaction, or the proposal, solicitation, confirmation, or consummation of the Amended Plan of Reorganization; (iii) otherwise support any plan or sale process proposed by any entity other than the Debtors following the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement; or (iv) take any other action that is inconsistent with this Agreement, including taking any action inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, or supporting any chapter 11 plan that does not incorporate the terms and conditions set forth in this Agreement;

b.                                    support confirmation of the Amended Plan of Reorganization;

c.                                     comply with all of its obligations under this Agreement unless compliance is waived in writing by the Parties hereto;

d.                                   except as required by law (as determined by outside counsel to EIX) and with reasonable prior written notice to the Consenting Noteholders, not and cause its subsidiaries not to (a) use the name of the Indenture Trustee or any specific Consenting Noteholder in any press release without such person’s prior written consent or (b) disclose to any person other than the legal and financial advisors to EIX the principal amount or percentage of any Senior Notes or any other securities of the Company or its subsidiaries held by any Consenting Noteholder; provided that EIX shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of the Senior Notes held by the Consenting Noteholders;

e.                                     not opt out of or object to any of the release provisions contained in Article VIII of the Amended Plan of Reorganization with respect to all Released Parties (as defined therein), including, without limitation, the Consenting Noteholders;

f.                                      reasonably cooperate and provide any necessary or appropriate information in connection with the Company’s filings with the SEC, including those filings set forth in Section 6.c of this Agreement; and

g.                                    concurrent with each original issuance of EIX Notes as provided for herein, deliver a legal opinion in form and substance reasonably acceptable to the Reorganization Trust covering the due authorization, validity, and enforceability of the EIX Notes (such opinion to be addressed to and relied upon only by the Reorganization Trust);

provided that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of EIX to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the Settlement Transaction.

14.                            Covenants of the Consenting Noteholders.  Subject to the terms and conditions of this Agreement and for so long as this Agreement has not been terminated in accordance with its terms, each Consenting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) hereto agrees, severally and not jointly, that it shall:

a.                                     not directly or indirectly:  (i) seek, solicit, support, encourage, or vote its Senior Notes Claims or other Claims or interests (including, for the avoidance of doubt, any Claims or interests on behalf of any equity interests in any of the Debtors) for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of, any chapter 11 plan, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Debtors that is inconsistent with this Agreement; (ii) take any other action that is inconsistent with, intended to, or likely to interfere with the Settlement Transaction, or the proposal, solicitation, confirmation, or consummation of the Amended Plan of Reorganization; (iii) otherwise support any plan or sale process proposed by any entity other than the Debtors following the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement; or (iv) take any action that is inconsistent with this Agreement, including taking any action inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, or supporting any chapter 11 plan that does not incorporate the terms and conditions set forth in this Agreement;

b.                                    comply with all of its obligations under this Agreement unless compliance is waived in writing by the Parties hereto;

c.                                     support confirmation of the Amended Plan of Reorganization and not change its vote with respect to the Plan of Reorganization;

d.                                   not opt out of or object to any of the release provisions contained in Article VIII of the Amended Plan of Reorganization with respect to all Released Parties (as defined therein), including, without limitation, the EIX Released Parties; and

e.                                     not (i) grant any proxies to any person in connection with its Senior Note Claims, or other Claims against or interests in any Debtor, to vote on the Amended Plan of Reorganization or (ii) sell, loan, issue, pledge, hypothecate, assign, transfer, or otherwise dispose of (including by participation) (the “Transfer”), directly or indirectly, in whole or in part, any Senior Notes Claim, or any option thereon or any right or interest therein, unless (x) the transferee is a Party to this Agreement or (y) if the transferee is not to a Party to this Agreement prior to the effectiveness of the Transfer, such transferee delivers to the Company, at or prior to the time of the proposed Transfer, an executed copy of a transfer agreement, in which event the transferee shall be deemed to be a Consenting Noteholder hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.  Each Consenting Noteholder agrees that any Transfer or purported Transfer that does not comply with this Agreement shall be deemed void ab initio.  For the avoidance of doubt, this Agreement shall in no way be construed to preclude any holder of Senior Notes Claims from acquiring additional Senior Notes or any other interests in any of the Debtors; provided that any such additional Senior Notes or other interests in such Debtor shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement.  For the avoidance of doubt, the Parties agree that credit default swaps shall not be deemed or construed to be Claims or interests in the Debtors;

provided that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of any Party under the Indentures or applicable law to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement, or the Settlement Transaction.

Notwithstanding anything in this Agreement to the contrary (i) a Consenting Noteholder may Transfer or participate any right, title or interest in Senior Note Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Consenting Noteholder only if such Qualified Marketmaker has purchased such Senior Note Claims with a view to immediate resale of such Senior Note Claims to a transferee that has executed and delivered a Transfer Agreement, and (ii) to the extent that a Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer or participate any right, title, or interest in any Senior Notes that the Qualified Marketmaker acquires from a holder of the Senior Notes who is not a Consenting Noteholder without the requirement that the transferee be or become a Consenting Noteholder.  For avoidance of doubt, a Qualified Marketmaker may purchase, transfer or participate any Claims against or interests in the Debtors other than Senior Note Claims without any requirement that the transferee be or become subject to this Agreement.

15.                            Termination.  This Agreement shall terminate, and (except as expressly provided herein) all obligations of the Parties shall terminate and be of no further force and effect, upon the earliest of:  (a) the written agreement signed by the following Parties prior to the Effective Date:  (i) the Company (on behalf of itself and the Company Subsidiaries); (ii) EIX (on behalf of itself and the EMG Subsidiaries); and (iii) the Required Consenting Noteholders; (b) if the NRG Agreement terminates by its terms; provided that the Company has complied with its obligation under Section 12.a of this Agreement by March 31, 2014; and (c) the Bankruptcy Court’s refusal to confirm the Amended Plan of Reorganization with the Settlement Transaction included therein, subject to the Company’s compliance with its obligations under Section 12 of this Agreement and the Consenting Noteholders’ compliance with their obligations under Section 14 of this Agreement.  Notwithstanding any termination of this Agreement pursuant to the foregoing clause (b), EIX agrees that the Company may, on at least 14 days’ notice to EIX (during which time period EIX shall be entitled to file its objection to confirmation and take appropriate discovery), pursue confirmation of the Amended Plan of Reorganization with the Settlement Transaction severed therefrom, except that if such Amended Plan of Reorganization includes the NRG Transaction (whether under the NRG Agreement or a new agreement with NRG), such termination shall be of no force and effect and the Settlement Transaction shall be included in the Amended Plan of Reorganization, unless the Bankruptcy Court refuses to confirm the Amended Plan of Reorganization that includes the Settlement Transaction, subject to the Company’s compliance with its obligations under Section 12 of this Agreement and the Consenting Noteholders’ compliance with their obligations under Section 14 of this Agreement.  Subject to the foregoing, for the avoidance of doubt, the Company reserves the right to proceed, on at least 14-days’ notice to EIX (during which time period EIX shall be entitled to file its objection to confirmation and take appropriate discovery), with the NRG Transaction with the Settlement Transaction severed therefrom if the Bankruptcy Court has refused to confirm the Amended Plan of Reorganization with the Settlement Transaction included therein.

16.                            No Admission of Liability.  Neither the execution nor delivery of this Agreement by any Party or any of the related agreements to which such Party is a party nor the payment of any consideration by any entity (as defined in the Bankruptcy Code) incident to the Release of EME Released Parties or the Release of EIX Released Parties is an admission of any wrongdoing whatsoever on the part of any Party or other entity (as defined in the Bankruptcy Code).

17.                            Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such other acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate this Agreement, the Settlement Ancillary Documents, or the Settlement Transaction, as applicable.

18.                            Amendments and Waivers.  Except as otherwise provided in this Agreement, no amendment, modification, waiver, or termination of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by (i) EME, (ii) EIX, and (iii) the Required Consenting Noteholders.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereafter.  No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

19.                            Survival.  The representations and warranties of EIX set forth in this Agreement shall survive the Effective Date.  The representations and warranties of the Company set forth in Section 9.e this Agreement shall survive the Effective Date.  The other representations and warranties of the Company, and the representations and warranties of the Consenting Noteholders, shall terminate as of immediately prior to the Effective Date such that no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy may be brought after the Effective Date.  Each covenant and agreement of any Party to the extent contemplating or requiring performance prior to the Effective Date shall terminate effective immediately as of the Effective Date such that not claim for breach or non-performance of any such covenant or agreement, detrimental reliance or any other right or remedy may be brought after the Effective Date.  Each covenant or agreement of any Party to the extent contemplating or requiring performance after the Effective Date shall survive in accordance with the terms hereof.

20.                            Headings.  The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision of this Agreement.

21.                            Governing Law.  All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

22.                            Defaults.  After the Effective Date, any alleged breach, default, or claim under this Agreement shall be deemed waived if no notice of such breach or default by the non-breaching party is delivered within 60 calendar days of the later of its alleged occurrence and the date the non-breaching party becomes aware thereof.  Any notice of breach shall include a reasonably detailed description of the alleged breach and the specific performance to cure such breach or, in the case of a breach of Section 8.b, a specified amount of damages sought from the Escrow Account.  On September 30, 2016, the Reorganization Trust shall be relieved of all further obligations under this Agreement and shall have no further liability to EIX of any kind, except to the extent of any unresolved dispute relating to a notice of breach delivered prior to such date.

23.                            Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

a.                                     Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement, other than any dispute regarding the Final Schedule subject to resolution under Section 3.d of this Agreement, shall be brought in the Bankruptcy Court, and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the Bankruptcy Court.  Each Party hereby further irrevocably waives any Claim that the Bankruptcy Court lacks jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the Bankruptcy Court, that any such court lacks jurisdiction over such Party, in each case with respect to any of the obligations arising under or relating to this Agreement, other than any dispute subject to resolution under Section 3.d of this Agreement.  Notwithstanding the foregoing, any EIX Released Party or EME Released Party may assert the releases and/or covenants not to sue set forth in Section 2.e, Section 2.f, Section 2.i, and Section 2.j of this Agreement as defenses and/or counterclaims in any action or proceeding that is barred by or in violation of those provisions.  Notwithstanding the foregoing, the Parties agree that any action to enforce the EIX Notes may be brought in a federal or state court sitting in the Borough of Manhattan in the city of New York.

b.                                    To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement in the Bankruptcy Court and hereby further irrevocably waives and agrees not to plead or claim that the Bankruptcy Court is not a convenient forum for any such suit, action, or proceeding.

c.                                     The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit, or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction to the extent permitted by applicable law.

d.                                   EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR PROCEEDING REFERRED TO ABOVE.  EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUIT, ACTION, OR PROCEEDING REFERRED TO ABOVE ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

24.                            Section 1542 Disclosure.  IT IS UNDERSTOOD BY THE PARTIES THAT THERE IS A RISK THAT, SUBSEQUENT TO THE EXECUTION OF THIS RELEASE, THE CLAIMS OF ANY PARTY WITH RESPECT TO THE SUBJECT MATTER HEREOF MAY BE DISCOVERED TO BE GREATER OR LESS THAN ANY PARTY NOW EXPECTS OR ANTICIPATES.  EACH PARTY ASSUMES THIS RISK AND AGREES THAT THAT THE FOREGOING RELEASES SHALL BE EFFECTIVE AS A BAR TO ANY AND ALL CLAIMS OF WHATSOEVER CHARACTER, NATURE AND KIND, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, DISCOVERED OR UNDISCOVERED.  TO THE EXTENT SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR PROVISIONS OF APPLICABLE LAW ARE APPLICABLE TO THE FOREGOING RELEASES, THE PARTIES EXPRESSLY WAIVE ANY AND ALL RIGHTS AND BENEFITS CONFERRED UPON THEM BY SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR PROVISIONS OF APPLICABLE LAW.  EACH PARTY HAS READ AND UNDERSTANDS THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 AND EXPRESSLY ACKNOWLEDGES AND AGREES THAT, ALTHOUGH IT MAY HEREAFTER DISCOVER FACTS OTHER THAN OR DIFFERENT FROM THOSE THAT IT KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE CLAIMS RELEASED PURSUANT TO THE PROVISIONS OF THIS RELEASE, FOR THE PURPOSE OF IMPLEMENTING A FULL AND COMPLETE RELEASE AND DISCHARGE OF THE PARTIES THIS RELEASE IS INTENDED TO INCLUDE IN ITS EFFECT WITHOUT LIMITATION ALL OF THE CLAIMS, CAUSES OF ACTION AND LIABILITIES WHICH THE PARTIES, AND EACH OF THEM DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF EXECUTION OF THIS RELEASE, AND THIS RELEASE CONTEMPLATES EXTINGUISHMENT OF ALL SUCH CLAIMS, CAUSES OF ACTION AND LIABILITIES.  THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER OF THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE WAS BARGAINED FOR SEPARATELY.

25.                           Execution of Agreement.  This Agreement may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

26.                          Waiver.  Any Party shall have the right at its option to waive in writing any conditions of this Agreement that are included for its benefit, and to proceed hereunder without regard to any non-performance or non-satisfaction thereof.

27.                            Successors and Assigns, No Third Party Beneficiaries.

a.                                     Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  For the avoidance of doubt, (a) the rights and obligations of the Company under this Agreement that survive the Effective Date shall become the rights and obligations of the Reorganization Trust on and after the Effective Date, and neither the Company nor Post-Reorganization EME shall be subject to such rights and obligations on or after the Effective Date (including with respect to Section 2.m of this Agreement) and (b) any permitted assignee of the EIX Notes shall succeed to and may assert the rights of a holder of such EIX Notes with respect to its EIX Notes.  Other than as expressly provided for in Section 27.b of this Agreement, no other entity (as defined in the Bankruptcy Code) shall have or be entitled to assert rights or benefits hereunder.

b.                                  All parties agree that the EIX Released Parties and EME Released Parties shall be, and are hereby, named as express third-party beneficiaries of the provisions of Sections 8 of this Agreement, with full rights under such section.

28.                            Notices.  All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier, or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Company, to counsel at the following address:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn:  David R. Seligman, P.C. and Brad Weiland

Fax:  (312) 862-2200

-and-

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn.:  Joshua A. Sussberg

Fax: (212) 446-4900

If to any Consenting Noteholder, the address set forth in the separate letter to the Company and EIX delivered by counsel to the Consenting Noteholders simultaneously with this Agreement.

If to counsel to the ad hoc committee of Noteholders, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn.:  Keith H. Wofford and Brian Rooder

Fax:  (212) 596-9090

-and-

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attn.:  Stephen Moeller-Sally

Fax:  (617) 951-7050

If to EIX, to counsel at the following address:

Munger Tolles & Olson LLP
355 South Grand Ave.
Attn.:  Thomas B. Walper and Seth Goldman
Los Angeles, California 90071
Fax:  (213) 687-3702

29.                            Non-Severability.  The terms, provisions, agreements, covenants, and restrictions of this Agreement are non-severable and, unless otherwise agreed to by the Parties, this Agreement shall terminate if any term, provision, agreement, covenant, or restriction in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or otherwise unenforceable.

30.                            Construction.  Each Party hereto acknowledges that each of them has had the opportunity to retain legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel.  The Parties have participated jointly in the negotiation and drafting of this Agreement and the related documents.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any of the related documents, this Agreement and the related documents shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement or any related documents.

31.                            Specific Performance.  It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

EDISON INTERNATIONAL
on behalf of itself and the EMG Subsidiaries

By:	/s/ William Scilacci
Name:	William Scilacci
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

EDISON MISSION ENERGY
on behalf of itself and the Company Subsidiaries

By:	/s/ Maria Rigatti
Name:	Maria Rigatti
Title:	Senior Vice President and Chief Financial
Officer

[Signature pages continued on following page.]

CONSENTING NOTEHOLDER

Arrowgrass Capital Partners (US) LP

By:	/s/ Stephen C. Ellwood
Name:	Stephen C. Ellwood
Title:	Chief Compliance Officer

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

Avenue Investments, L.P.
By: Avenue Partners, LLC, its General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

OZ MASTER FUND, LTD.

By: OZ Management LP, its investment manager
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

GOLDMAN SACHS PROFIT SHARING MASTER TRUST

By: OZ Management II LP, its investment manager
By: Och-Ziff Holding II LLC, its General Partner
By: OZ Management LP, its Member
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

GORDEL CAPITAL LIMITED

By: OZ Management LP, its investment manager
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

[Signature Page to EME-EIX Settlement Agreement]

OZ ENHANCED MASTER FUND, LTD.

By: OZ Management LP, its investment manager
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ EUREKA FUND, L.P.

By: OZ Eureka Fund GP, L.P., its General Partner
By: OZ Eureka Fund GP, LLC, its General Partner
By: OZ Advisors LP, its Member
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZSC II, L.P.

By: OZSC GP, L.P., its General Partner
By: OZSC GP, LLC, its General Partner
By: OZ Advisors LP, its sole Member
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

[Signature Page to EME-EIX Settlement Agreement]

OZ CREDIT OPPORTUNITIES MASTER FUND, LTD.

By: OZ Management LP, its investment manager
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ GC OPPORTUNITIES MASTER FUND, LTD.

By: OZ Management LP, its investment manager
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

P. Schoenfeld Asset Management LP, as investment adviser for certain funds and accounts

By:	/s/ Peter Schoenfeld
Name:	Peter Schoenfeld
Title:	CEO & CIO

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

York Capital Management Global Advisors, LLC, on behalf of the funds and accounts managed or advised by it or its affiliates

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

[Signature Page to EME-EIX Settlement Agreement]

Schedule 1

Estimate of Total Company Tax Attributes

Pre-2013 Tax Attributes	$1,184,387,565
2013 Tax Attributes*, plus 2014 Tax Attributes*, minus Tax Effected Federal CODI*, minus Tax Effected California CODI, minus Tax Attribute Reduction Amount	$6,948,108

Total Company Tax Attributes*	$1,191,335,673

Total Company Tax Attributes In Excess Of $450 MM*	$741,335,673
Adjustment Amount*	$370,667,837
Effective Date Cash Amount	$225,000,000
2015 Note Amount*	$199,615,775
2016 Note Amount*	$209,749,348
Total EIX Payments*	$634,365,123

*Designates estimated amounts.

Schedule 2

Methodology for Computing the Total Company Tax Attributes

The applicable estimated amounts, which estimated amounts reflect the methodology set forth below, shall be updated as follows for purposes of computing amounts described in clauses (i) through (iv) of Section 3.a(y) to be included in the Final Schedule:

a.            The amount described in (x) clause (ii)(A) of the Tax Effected Federal NRG Transaction Gain/Loss, and (y) clause (ii)(A) of the Tax Effected California NRG Transaction Gain/Loss, shall be computed based on the Final Cash Purchase Price (as defined in the NRG Agreement); provided that, if the Final Cash Purchase Purchase Price has not been determined pursuant to Section 1.3(b) of the NRG Agreement by the date when the proposed Final Schedule is due to be delivered to EIX pursuant to Section 3.b, the Final Schedule shall be delivered using the Cash Purchase Price as computed in the True-Up Statement or the APA Notice of Disagreement, whichever results in lower Total Company Tax Attributes.  Upon the determination of the Final Cash Purchase Price pursuant to Section 1.3(b) of the NRG Agreement, the Final Schedule shall be, and shall be immediately deemed, modified to incorporate such Final Cash Purchase Price.

b.           The amount described in (x) clause (ii)(B) of the Tax Effected Federal NRG Transaction Gain/Loss and (y) clause (ii)(B) of the Tax Effected California NRG Transaction Gain/Loss shall equal the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) on the Effective Date adjusted as provided in Section 1.2(a)(v) of the NRG Agreement.

c.            The amount described in (x) clause (ii)(C) of the Tax Effected Federal NRG Transaction Gain/Loss and (y) clause (iii)(C) of the Tax Effected California NRG Transaction Gain/Loss shall be computed based on the sum of (A) the Closing Debt (as defined in the NRG Agreement) as included in the Final Cash Purchase Price; provided that, if the Final Cash Purchase Price has not been determined pursuant to Section 1.3(b) of the NRG Agreement by the date when the proposed Final Schedule is due to be delivered to EIX pursuant to Section 3.b, the Final Schedule shall be delivered using the Closing Debt set forth in the True-Up Statement or the APA Notice of Disagreement, which results in lower Total Company Tax Attributes, and shall be adjusted for the Closing Debt as included in the Final Cash Purchase Price pursuant to Section 2.c(iii), and (B) other liabilities (as determined for federal income tax purposes) assumed by NRG pursuant to the NRG Transaction.

d.            The amount in clause (ii)(D) of the Tax Effected Federal NRG Transaction Gain/Loss shall be computed based on the adjusted federal income tax basis of the assets of the Company and the Company Subsidiaries as of the Effective Date, calculated consistent with the Consolidated Group’s Consolidated Returns for tax years prior to 2013 as currently filed but increased by the NRG Bankruptcy Expenses Adjustment Amount.

e.            The amount in clause (iii)(D) of the Tax Effected California NRG Transaction Gain/Loss shall be computed based on the adjusted California tax basis of the assets of the Company and the Company Subsidiaries as of the Effective Date, calculated consistent with the Consolidated Group’s Consolidated Returns for tax years prior to 2013 as currently filed but increased by the NRG Bankruptcy Expenses Adjustment Amount.

f.             The amount of 2013 Tax Attributes shall be adjusted based on updated estimates of the tax effected federal and net California taxable losses and credits of the Company and the Company Consolidated Subsidiaries, consistent with past EME practice and filed tax returns, less $11,233,000 of tax sharing payments made under the Tax Sharing Agreements.

g.           The amount of 2014 Tax Attributes shall be adjusted based on updated estimates of the tax effected federal and net California taxable losses and credits of the Company and Company Consolidated Subsidiaries from January 1, 2014, through the Effective Date, consistent with past EME practice and filed tax returns, including adjustments from (a)–(e) above, Tax Effected Federal NRG Gain/Loss, Tax Effected California NRG Gain/Loss, and income arising from discharge of interest on the Senior Notes accrued from December 17, 2012 to December 31, 2013, but excluding any reduction due to cancellation of indebtedness income.

h.           The amount of Tax Effected Federal CODI shall be adjusted based on the Adjusted NRG Proceeds Amount, and updated estimates of liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI” pursuant to the Amended Plan of Reorganization.

i.             For purposes of calculating Tax Effected Federal CODI and 2014 Tax Attributes, (x) the Initial Escrow Amount shall be treated as distributed to the Reorganization Trust for the benefit of the holders of the Senior Notes, (y) the Disputed Claims Reserve Amount shall be treated as distributed to the Reorganization Trust in payment of the Disputed Claims for which it is reserved, and (z) any additional amount reserved by the Reorganization Trust to pay Retained Liabilities included in clause (m) of the Waterfall Payment Amount that do not constitute Disputed Claims (other than the Initial Escrow Amount) shall be treated as distributed to the Reorganization Trust in payment of such liabilities (provided, however, that, for purposes of calculating Tax Effected Federal CODI and 2014 Tax Attributes, the sum of (y) and (z) shall not exceed $182,000,000); and amounts described in (y) and (z) shall (A) be  included as deductions in calculating the 2014 Tax Attributes to the extent not already deducted in prior periods, and (B) as result of their inclusion in items (l) and (m) of the definition of Waterfall Payment Amount shall reduce Adjusted NRG Proceeds and increase Tax Effected Federal CODI.

j.             The amount of Pre-2013 Tax Effected Federal Attributes and Pre-2013 Tax Effected California NOLs shall be adjusted to account for any changes in the Bankruptcy Expenses Adjustment Amount.

Schedule 3

Commercial Relationships

Agreements relating to the purchase of electricity by SCE, and the delivery of electricity by the Company and Company Subsidiaries (and any generator interconnection and other related agreements between SCE and such entities), including but not limited to the following:

Agreement	Parties
Power Purchase Tolling Agreement	SCE and Walnut Creek Energy, LLC
Generation Tie Line Facilities Agreement	SCE and Walnut Creek Energy, LLC
First Amended Large Generator Interconnection Agreement	SCE and Walnut Creek Energy, LLC
Power Purchase and Sale Agreement	SCE and Kern River Cogeneration Co.
Power Purchase and Sale Agreement	SCE and Watson Cogeneration Co.
Power Purchase and Sale Agreement	SCE and Sycamore Generation Company
EEI Master Power Purchase and Sale Agreement	SCE and Sycamore Generation Company
Master Power Purchase and Sale Agreement Confirmation Letter (2012 CHP Resource Adequacy Capacity)	SCE and Sycamore Generation Company
Master Power Purchase and Sale Agreement Confirmation Letter (2012 CHP Energy Only Unit Contingent Toll)	SCE and Sycamore Generation Company
Amended and Restated Power Purchase Contract	SCE and Midway Sunset Cogeneration Company

Schedule 4

Assumed Liabilities

Plan Name
Edison International Retirement Plan for Bargaining Unit Employees of Midwest Generation, LLC
Edison International Retirement Plan for Bargaining Unit Employees of EME Homer City Generation LP
Southern California Edison Company Retirement Plan
Southern California Edison Company Executive Retirement Plan
Edison International 2008 Executive Retirement Plan
Edison International Executive Deferred Compensation Plan
Edison International 2008 Executive Deferred Compensation Plan
Edison International Affiliate Option Deferred Compensation Plan
Southern California Edison Company 1985 Deferred Compensation Plan
Southern California Edison Company Executive Supplemental Benefit Program
Edison International 2008 Executive Survivor Benefit Plan
Edison International 2008 Executive Disability Plan[1]
Edison International 2007 Performance Incentive Plan
Edison International Equity Compensation Plan
Edison International 2000 Equity Plan

1 Applies only to current executives.

Exhibit A

Amended Plan of Reorganization

[Included as Exhibit 99.1 to Current Report on Form 8-K]

Exhibit B

Forms of EIX Notes

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $10,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND HOLDERS’ PAYMENT AGENT’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO ISSUER AT THE FOLLOWING ADDRESS: 2244 WALNUT GROVE AVENUE, ROSEMEAD, CALIFORNIA 91770, ATTENTION: CHIEF FINANCIAL OFFICER.

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PROMISSORY NOTE

[No. ___]

Due September 30, 201[5][6]

[__________], 2014                                                                                                                                                                                                              Stated Principal Amount at Maturity of $[Adjustment Amount multiplied by 0.5 multiplied by the Interest Factor]

For value received, Edison International, a Delaware corporation (“Issuer”), hereby promises to pay to the Trust (as defined herein), or its registered assigns or transferees (as applicable), by payment to the Holders’ Payment Agent (as defined herein), the principal amount at maturity of $[__________] on the Maturity Date.

This Note is one of a series of Notes in an aggregate Stated Principal Amount (as defined in Section 11 hereof) of $__________ million.  The term “Notes”, as used in this Note, includes each Note issued in replacement of and/or to any transferee of any Note (or any permitted portion thereof) issued in accordance with Sections 6(a), 8(b) and 14 of this Note, if any; provided that, if at any time, this Note is the only “Note” issued and outstanding, then all reference herein to “Notes” shall be deemed to refer to this Note.  Capitalized terms used in this Note and not defined elsewhere herein shall have the same meanings set forth in Section 11 hereof.

1.                                    Maturity.  Issuer promises to pay to the Holders’ Payment Agent for the benefit of the Holders the Stated Principal Amount on the Maturity Date.

2.                                    Interest.  No cash interest shall be paid and no cash interest will accrue on the Notes, except as provided in this Section 2.  If the Stated Principal Amount is not paid when due, whether at maturity, upon acceleration or otherwise, then the overdue amount shall, to the extent permitted by law, bear interest at the rate of 7.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date that payment of such amount, including the interest thereon, has been made or duly provided for.  All such interest shall be payable in cash on demand.

3.                                    Prepayments.  Issuer may prepay the Notes in full but not in part at any time prior to the Maturity Date by payment to the Holders’ Payment Agent of the Stated Principal Amount that would be due at the stated Maturity Date of the Notes, notwithstanding that principal will not have accreted in the full face amount of such Note on such prepayment date.

4.                                    No Right of Setoff.  No amounts owed pursuant to this Note are subject to setoff, counterclaim, deduction or abatement of any kind, regardless of whether this Note is then held by the Trust or any other Holder.

5.                                    Registrar and Holders’ Payment Agent.

(a)                               The Trust has notified the Issuer that it intends to maintain, at its sole expense, on behalf of the Holders an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where the Notes

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may be presented for payment (the “Holders’ Payment Agent”).  Any register of the Notes kept by the Registrar of their transfer and exchange, as permitted hereunder, shall be referred to herein as the “Note Register”.  The Trust and each transferee, assignee, participant or any other Person receiving any interest in any Note irrevocably agrees by its acceptance of this Note or any interest herein that the Issuer has no obligation to examine the Note Register or to determine the identity of any Holder of any Note or any interest therein. If the Registrar maintains the Note Register, the Registrar shall, at the request of the Issuer or at the request of any Holder, provide a list of the registered Holders and the Stated Principal Amount of their Notes to the Issuer or the requesting Holder, as applicable, promptly after any such request.  The Issuer’s sole responsibility with respect to payment is to pay the Holders’ Payment Agent the Stated Principal Amount when due and payable.

(b)                              The Trust and each Holder by accepting an assignment or transfer of, or participation in, this Note agrees that the Trust is initially appointed by the Holders on the Issue Date as the Registrar and Holders’ Payment Agent for the Notes, and that a successor Registrar and/or Holders’ Payment Agent may be appointed in accordance with the terms of this Note.  The Majority Holders may remove any Registrar or Holders’ Payment Agent upon twenty Business Days written notice to such Registrar or Holders’ Payment Agent and the Issuer; provided, however, that no such removal shall become effective until (a) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Trust, with the approval of the Majority Holders, and such successor Registrar or Holders’ Payment Agent, as the case may be, which agreement shall state its effective date, and (b) written acknowledgement (not to be unreasonably withheld, delayed or conditioned) by the Issuer of the appointment of such successor Registrar or Holders’ Payment Agent as of 12:01 a.m. (New York City time) on the stated effective date.

(c)                               By no later than noon (New York City time) on the date on which the Note is due and payable, Issuer shall irrevocably deposit with the Holders’ Payment Agent U.S. dollars in the amount of the Stated Principal Amount in immediately available funds.  The Holders of the Notes agree by their acceptance of the Notes that each must surrender the Notes to the Holders’ Payment Agent to collect payment on the Notes.

(d)                             Each Holder acknowledges and agrees by its acceptance of an assignment, transfer of or participation in this Note that the Holders’ Payment Agent and Registrar:

(i)                                  shall have no duties or obligations to the Holders other than those specifically set forth herein or as may subsequently be agreed to in writing by the Holders’ Payment Agent and no implied duties or obligations shall be read into this Note;

(ii)                              shall have no obligation to make payment unless Issuer has caused to be provided to it the necessary immediately available funds for such payment;

(iii)                          shall be regarded as making no representations regarding, and as having no responsibilities as to, the validity, sufficiency, value, or genuineness of the Notes;

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(iv)                          may rely on, and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to it;

(v)                              shall not be liable or responsible to the Holders for any failure of Issuer to comply with any of its obligations, including without limitation obligations under this Note or applicable securities laws;

(vi)                          may rely on and shall be authorized and protected in acting or failing to act upon the written instructions of authorized officers of any Holder;

(vii)       shall be held harmless in relying on the oral or written advice or opinion of counsel in respect of action taken, suffered or omitted by it hereunder in good faith and in accordance with such oral or written advice or opinion of such counsel; and

(viii)                  assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by the Holders’ Payment Agent’s gross negligence, bad faith or intentional misconduct.

6.                                    Exchanges; Transfers.

(a)                               Upon surrender of this Note by the Trust or the Registrar to the Issuer for exchange, Issuer at its sole expense shall execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Trust, which aggregate the principal amount at maturity of the Note(s) so exchanged and in such permitted denominations as the Trust may request, and otherwise of like tenor, issued in the name of the Trust and which may be registered in the Note Register as the Trust may request.  The issuance of new Note(s) shall be made without charge to the Trust for any issuance tax in respect thereof or other cost incurred by Issuer in connection with such issuance.  The Notes may not be exchanged for new Notes in an amount representing less than $10.0 million in Stated Principal Amount without the consent of Issuer, which may be given or withheld in its sole and absolute discretion.

(b)                              This Note is a registered Note.  Upon delivery by a Holder to the Registrar of a Form of Assignment in the form attached hereto as Exhibit D, together with any required certificates or letters described in Section 6(c) below and the information set forth on Exhibit E attached hereto, the Registrar shall record the transfer in the Note Register.  The Issuer shall not be required to reissue any Note upon transfer, and the Holders’ Payment Agent, the Registrar and the Issuer may deem and treat the Person in whose name a Note is registered in the Note Register as the absolute owner of such Note for the purpose of receiving payment thereon and for all other purposes.  The Notes may not be transferred, assigned, or otherwise disposed of, nor may any participation interest be created therein, in an amount representing less than $10.0 million in Stated Principal Amount without the consent of Issuer, which may be given or withheld in its sole and absolute discretion. Each Holder by its acceptance of an assignment, transfer of, or participation in, this Note hereby agrees to indemnify the Issuer and the Holders’ Payment Agent and Registrar against any loss or liability that may result from the transfer, exchange or assignment of such Holders’ Note in violation of any provision of this Note or applicable United States federal or state securities laws.

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(c)                               In connection with the transfer of a Note bearing the Restricted Note Legend, the proposed transferor shall deliver to the Registrar and the Issuer an appropriately completed certificate of transfer in the form attached hereto as Exhibit A.  In connection with the transfer of a Note bearing the Restricted Note Legend made pursuant to Rule 144A or Regulation S, the proposed transferee shall execute and deliver to the Registrar and the Issuer a letter substantially in the form attached hereto as Exhibit B or Exhibit C, as applicable.

(d)                             Each Person holding a direct or beneficial right to receive amounts under the Note, by its acceptance of such right, agrees that it shall deliver to Registrar and Holders’ Payment Agent (i) at or before the time such Person acquires an interest in the Note, including pursuant to a transfer or assignment and (ii) at such times as are reasonably requested by Registrar or Holders’ Payment Agent, any documentation prescribed by law (including the applicable properly executed Form W-8 or Form W-9), or reasonably requested by Registrar or Holders’ Payment Agent, certifying as to any entitlement of such Person to an exemption from, or reduction in, any withholding tax with respect to any payments to be made to such person under the Note or otherwise required or reasonably necessary to establish such Person’s status for withholding tax or information reporting purposes in an applicable jurisdiction or to enable Issuer, Registrar and Holders’ Payment Agent to comply with applicable Law.  Each such Person further agrees that it shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Registrar and Holders’ Payment Agent updated or other appropriate documentation or promptly notify Registrar and Holders’ Payment Agent of its inability to do so.

7.                                    Rule 144A Information.  At any time when Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of this Note, Issuer will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of this Note, or to a prospective purchaser of any such security designated by any such Holder or beneficial holder, as the case may be, to the extent required to permit compliance by such Holder or beneficial holder with Rule 144A under the Securities Act in connection with the resale of any such Note.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

8.                                    Legend; Legend Removal.

(a)                               Each Note shall be imprinted with a legend in substantially the form imprinted on the first page of this Note (the first paragraph of which is referred to as the “Restricted Note Legend”).

(b)                              The Restricted Note Legend shall not be removed unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Issuer and the Registrar, that neither the Restricted Note Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Issuer shall deliver a Note that does not bear the Restricted Note Legend in exchange for a Note that does bear the Restricted Note Legend; provided that each such Note shall only be issued in the name of the Trust and shall be in a minimum $10.0 million Stated Principal Amount, unless Issuer consents in its sole and absolute discretion to a lesser Stated Principal Amount.

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9.                                    Events of Default.

(a)                               For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any one or more of the following conditions or events shall occur:

(i)                                  Issuer defaults in payment of the Stated Principal Amount when due and payable;

(ii)                              either Issuer or SCE makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Issuer or SCE bankrupt or insolvent; or any order for relief with respect to Issuer or SCE is entered under the Bankruptcy Code; or Issuer or SCE petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Issuer, or of any substantial part of the assets of Issuer or SCE, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to Issuer or SCE under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Issuer or SCE and either (A) Issuer or SCE by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

(iii)                          any representation or warranty made by Issuer in Section 12 to the Trust in connection with the execution and delivery of this Note proves to have been incorrect in any material respect on the Issue Date;

(iv)         Issuer defaults in the performance of any of its covenants or agreements contained in this Note (other than payment of the Stated Principal Amount when due and payable) and such default shall continue unremedied for 30 days after the Holders of at least 25% of Stated Principal Amount of all Notes then outstanding shall have given notice thereof to Issuer through the Holders’ Payment Agent, which notice shall include a certification from the Registrar that such Holders hold the required percentage of Notes then outstanding; or

(v)                              an intentional violation by Issuer of the implied covenant of good faith and fair dealing, which violation is designed to (i) reduce the value of the Notes or (ii) to render the Notes valueless.

The foregoing shall constitute “Events of Default” whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

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(b)                              If an Event of Default of the type described in Section 9(a)(ii) has occurred, the stated principal amount at maturity of the Notes shall become immediately due and payable without any action on the part of the Holders of the Notes, and Issuer shall immediately pay to the Holders’ Payment Agent all amounts due and payable with respect to the Notes.  If any other Event of Default (other than an Event of Default described in Section 9(a)(i) or 9(a)(ii)) has occurred, the Majority Holders may declare by written notice to Issuer through the Holders’ Payment Agent, which notice shall include a certification from the Registrar that such Holders hold the required percentage of Notes then outstanding, the Notes to be immediately due and payable and may demand immediate payment of the Stated Principal Amount, which declaration of payment shall be binding on all of the Holders.  The Holders’ Payment Agent shall give also give prompt written notice of any such demand to the other Holders.

10.           Amendment and Waiver.

(a)                               The provisions of the Notes may be amended and Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer has obtained the written consent of the Majority Holders; provided that, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder thereof):

(i)                                  reduce the principal amount at maturity of the Notes outstanding whose Holders must consent to an amendment;

(ii)                              reduce the principal amount at maturity of any Note or extend the maturity of any Note;

(iii)                          make any Note payable in money other than that stated in the Note;

(iv)                          make any change to the amendment provisions of this Note which require each Holder’s consent or to the waiver provisions of this Note; or

(v)                              subordinate, in right of payment, the Notes to any other indebtedness for borrowed money of Issuer.

(b)                              The Majority Holders may on behalf of the Holders of all the Notes waive any past default under this Note and its consequences, except a default (i) in any payment in respect of the principal amount of or default interest on any Notes, or (ii) in respect of a covenant or provision hereof which under this Note that cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(c)                               It shall not be necessary for the consent of the Holders under this Section 10 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 10 becomes effective, Issuer shall mail to all Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.

(d)                             In determining whether the Holders of the required aggregate principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding

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11.                            Definitions.  For purposes of the Notes, the following capitalized terms have the following meaning:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

“Business Day” means any day, other than a Saturday, Sunday, or any other date on which banks located in New York, New York are closed for business as a result of federal, state, or local holiday.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Issue Date” means [], 2014.

“Majority Holders” means, at any time, the holders of at least a majority of the Stated Principal Amount of Notes then outstanding.

“Material Adverse Effect” means (i) a change in the business, property, operations or financial condition of Issuer and its Subsidiaries taken as a whole that materially and adversely affects Issuer’s ability to perform its obligations under this Note or (ii) a material adverse effect on the validity or enforceability of this Note.

“Maturity Date” means September 30, 201[5][6].

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SCE” means Southern California Edison Company, a California corporation which is a majority-owned Subsidiary of Issuer.

“Stated Principal Amount” means the principal amount of this Note at maturity hereof.

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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Trust” means that certain Reorganization Trust created pursuant to the [Third Amended Joint Chapter 11 Plan of Reorganization confirmed in In re Edison Mission Energy, et al., Case No. 12-49219 (JPC), pending in the United States Bankruptcy Court for the Northern District of Illinois].

12.                            Representations and Warranties of the Issuer.  Issuer represent and warrants as follows: (a) the execution, delivery, and performance by Issuer of the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, and do not violate (i) any provision of law, (ii) any agreement, indenture, note, or other instrument binding upon it or (iii) its charter or by-laws, except to the extent that such violation in the case of clauses (i) and (ii) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) all authorizations, approvals, and other actions by, and notices to and filings with all governmental authorities required for the due execution, delivery and performance of this Note have been obtained or made and are in full force and effect, except to the extent that the failure to obtain or make, or to have in full force and effect, such authorizations, approvals, other actions, notices and filings would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) each Note is a legally valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

13.                            Representations and Warranties of the Trust.

(a)                               The Trust, by its acceptance of this Note on the Issue Date, represents, warrants and agrees that:

(i)                                  it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) by reason of paragraph (7) of Rule 501(a);

(ii)                              it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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(iii)                          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes except in compliance with the provisions set forth in the Restricted Note Legend and this Note.

(b)                              The Issuer has issued this Note in reliance upon the representations, warranties, and agreements of the Trust set forth in clause (a) of this Section.

14.                            Replacement.  Upon receipt of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of this Note, upon receipt of an indemnity reasonably satisfactory to Issuer and, in the case of any such mutilation, upon the surrender and cancellation of this Note, Issuer shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note, which new Note or Notes shall only be issued in the name of the Trust notwithstanding the Holder of record of such new Note will be as reflected in the Register.  Any Note in lieu of which any such new Note has been so executed and delivered by Issuer shall not be deemed to be an outstanding Note.

15.                            Notices.  Each of the Issuer, the Trust and any other Holder of this Note, by its acceptance of this Note or any interest therein, agrees that (a) all notices hereunder shall be deemed given if in writing and delivered, if sent by courier, or by registered or certified mail (return receipt requested) to the addresses specified in this Section 15 (or at such other addresses as shall be specified by like notice), (b) all notices to any Holder hereunder shall be sent to such address as provided to the Registrar, and (c)all notices to Issuer and Holders’ Payment Agent hereunder shall be sent to:

Issuer:

Edison International
2244 Walnut Grove Avenue
Rosemead, California 91770
Attn.: Chief Financial Officer

With a copy to:

Munger Tolles & Olson LLP
355 South Grand Ave.
Los Angeles, California 90071
Attn.:  Thomas B. Walper
Attn.:  Seth Goldman

Holders’ Payment Agent and Registrar:

[to come]

With a copy to:

[to come]

16.                            Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day, without any adjustment for interest to such next Business Day.

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17.                            Submission to Jurisdiction; Forum Non Conveniens.  Each of the Issuer and Trust, by its acceptance of this Note on the Issue Date, agrees, which agreement shall be binding on each Holder, that any suit, action or proceeding arising out of this Note will be tried exclusively in any court located in the city and county of New York, and agrees to submit to the jurisdiction of, and to venue in, such courts, and hereby further irrevocably waives and agrees not to plead or claim that such court is not a convenient forum for any such suit, action or proceeding.

18.                            Governing Law.  All issues and questions concerning the construction, validity, enforcement, and interpretation of the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of the Notes, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

19.                            Usury Laws.  It is the intention of Issuer and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.  If the maturity of this Note is accelerated automatically or by reason of an election by the Holder hereof resulting from an Event of Default, voluntary prepayment by Issuer or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder hereof either be rebated to Issuer or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Issuer.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time.  If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Issuer or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Issuer.

20.                            Waiver of Jury Trial.  Each of the Issuer, the Trust and any other Holder of this Note, by its acceptance of this Note or any interest therein, agrees that it hereby waives, to the fullest extent permitted by law, any right to jury trial of any claim, demand, action, or cause of action (i) arising under this Note or (ii) in any way connected with or related or incidental to the dealings in respect of this Note, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Issuer, Trust and any other Holder of this Note, by its acceptance of this Note, or any interest therein, hereby agree and consent that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that each of the Trust, any other Holder of this Note and Issuer may file an original counterpart or a copy of this Note with any court as written evidence of the consent of the Trust, the Holder of this Note or Issuer to the waiver of the Trust’s, any Holder of this Note’s, or the Issuer’s right to trial by jury.

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21.                            No Waiver.  The rights and remedies of the Holder of this Note expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of any Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default.  No course of dealing between Issuer and the Trust or any other Holder of this Note or any of their respective Affiliates, agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default.  No notice to or demand upon Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Trust on behalf of the Holder of this Note to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

22.                            Costs.  Issuer agrees to pay all costs and expenses, including reasonable attorneys’ fees and disbursements, costs of collection and court costs, incurred or paid by any Holder of this Note in connection with enforcement of this Note following an Event of Default.

23.                            Assignment; Successors.  The rights and obligations of Issuer and any Holder of this Note shall be binding upon and benefit the successors and permitted assigns and transferees of Issuer and any Holder of this Note, except that Issuer may not assign or transfer its rights hereunder or any interest herein or delegate its liabilities, obligations or duties hereunder without the prior written consent of the Majority Holders.  Notwithstanding the foregoing, Issuer may enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, without the consent of the Holders; provided that (i) if Issuer is merged or consolidated with another Person, Issuer shall be the continuing or surviving corporation after giving effect to such merger or consolidation or the continuing or surviving corporation shall assume Issuer’s obligations hereunder expressly or by operation of law, and (ii) if Issuer conveys, sells, leases, assigns, transfers or otherwise disposes of all or substantially all of its property, business and assets to another Person, such Person shall assume expressly Issuer’s rights and obligations hereunder.

24.                            Waiver of Presentment, Demand and Dishonor.  Issuer hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of this Note (and any and all obligations hereunder) and any and all extensions, renewals, and modifications hereof.  In any action on this Note, the Holder of this Note need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the Holder hereof to be a true and correct copy of this Note.

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25.                            Usage.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

*  *  *  *  *

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IN WITNESS WHEREOF, Issuer has executed and delivered this Note on [__________], 2014.

Edison International

By:
Name:
Its:

EXHIBIT A

TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes bearing the Restricted Note Legend, the undersigned registered owner of this Note hereby certifies with respect to $____________ principal amount at maturity of the above-captioned Notes for which registration of transfer is requested (the “Transferred Notes”), that such transfer complies with the Restricted Note Legend set forth on the face of the Transferred Notes for the reason checked below:

[ ]	A transfer of the Transferred Notes is made to Issuer or any of its subsidiaries; or

[ ]	The transfer of the Transferred Notes is pursuant to an effective registration statement under the Securities Act; or

[ ]	The transfer of the Transferred Notes complies with Rule 144A under the Securities Act; or

[ ]	The transfer of the Transferred Notes complies with Regulation S under the Securities Act; or

[ ]

The transfer of the Transferred Notes is made to an institutional “Accredited Investor” acquiring the Transferred Notes for its own account or for the account of an institutional “Accredited Investor”; or

[ ]	The transfer of the Transferred Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an Affiliate of Issuer.

[ ]	The transferee is an Affiliate of Issuer.

Capitalized terms used in this certificate have the meanings assigned to them in the Note.

DATE: _______________________	________________________________________
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

A-1

EXHIBIT B

Edison International
2244 Walnut Grove Avenue
Rosemead, California  91770
Attention:  Chief Financial Officer

Registrar

Re:                          Edison International Promissory Notes due 201[5][6] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $__________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky Notes laws of any state of the United States.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

_____________________________________________
[Name of Transferor]

By:	_________________________________________
Authorized Signature

Signature Guarantee:_______________________________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-1

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S

Edison International
2244 Walnut Grove Avenue
Rosemead, California  91770
Attention:  Chief Financial Officer

Registrar:

Re:                          Edison International Promissory Notes due 201[5][6] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $__________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                              the offer of the Notes was not made to a person in the United States;

(2)                              either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore Notes market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)                              no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

C-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee: ________________________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-2

EXHIBIT D

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer $______ in Stated Principal Amount of Notes represented by Certificate No.(s) ______________ to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note in the Note Register.  The agent may substitute another to act for him.

Date: ________________________

Your Signature:

(Sign exactly as your name appears in the Note Register)

Signature Guarantee:______________________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program).

D-1

EXHIBIT E

INFORMATION RELATING TO REGISTERED HOLDER

Name and Address of Holder	Stated Principal Amount of Notes*

* Must be at least $10 million

(1) All payments by wire transfer of immediately available funds to:

For the account of:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

(4) Tax ID No.:

E-1

Exhibit C

Escrow Agreement Term Sheet

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Settlement Agreement, dated as of February 18, 2014, by and among Edison Mission Energy, Edison International, and the Consenting Noteholders party thereto (the “Settlement Agreement”).

Parties	The Reorganization Trust Edison International Escrow agent to be mutually agreed between EIX and the Reorganization Trust (“Escrow Agent”)

Escrow Fund

The Reorganization Trust shall deposit with the Escrow Agent $50,000,000 in cash or an equivalent face amount of EIX Notes. At any time, at the option of the Reorganization Trust, it may deposit into the Escrow Fund an equivalent face amount of EIX Notes in lieu of a corresponding amount of cash or it may deposit cash in exchange for a corresponding face amount of EIX Notes.

Investments	Cash funds to be invested in cash equivalents to be agreed upon by EIX and the Reorganization Trust.

Notice of Claims

EIX may deliver a written notice (a “Claim Notice”) to the Escrow Agent and the Reorganization Trust at any time and from time to time prior to the distribution of all escrow funds, stating that it is making a claim for reimbursement of potential actual damages arising from a breach of the Reorganization Trust’s obligations under Section 8(b) of the Settlement Agreement (a “Claim”). Each Claim Notice shall (i) specify in reasonable detail all facts, conditions and events relevant to such Claim; (ii) identify the specific provision(s) of the Settlement Agreement that have been breached by the Reorganization Trust; (iii) include a statement of the amount of potential actual damages arising from the breach (the “Claim Amount”); and (iv) include copies of all written evidence thereof and third party correspondence related thereto.

Undisputed Claims

If the Escrow Agent does not receive within 30 days of the Escrow Agent’s receipt of any Claim Notice a written notice (a “Dispute Notice”) from the Reorganization Trust objecting to the payment of all of the Claim Amount specified in such Claim Notice, the Escrow Agent shall distribute to EIX from the cash portion of the Escrow Fund the undisputed portion of such Claim Amount specified in such Claim Notice. If the cash portion of the Escrow Fund is less than such undisputed Claim Amount, the Escrow Agent shall distribute to EIX all of the cash in the Escrow Fund and EIX shall be entitled to cancel EIX Notes deposited in the Escrow Fund having a face amount equal to the amount of such deficiency.

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Disputed Claims

If the Escrow Agent receives a Dispute Notice with respect to any Claim, the Escrow Agent will not distribute from the Escrow Fund the portion of the Claim Amount that is disputed until it receives either a Joint Instruction or a final non-appealable order of the Bankruptcy Court directing the Escrow Agent to distribute such disputed portion of such Claim Amount. If the cash portion of the Escrow Fund is less than the amount to be distributed, the Escrow Agent shall distribute to EIX all of the cash in the Escrow Fund and EIX shall be entitled to cancel EIX Notes deposited in the Escrow Fund having a face amount equal to the amount of such deficiency.

Joint Instruction

At any time and from time to time, EIX and the Reorganization Trust may deliver to the Escrow Agent a joint written instruction signed by both of them, and the Escrow Agent shall distribute cash or EIX Notes from the Escrow Fund as indicated in such joint written instruction.

Automatic Releases

On December 31, 2014, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Fund to the Reorganization Trust such that the remaining amount then held in the Escrow Fund is the greater of (i) $25,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date (including any Claim Notice for which the 30-day period to deliver a Dispute Notice has not run) based on a third-party claim.

On September 30, 2015, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Fund to the Reorganization Trust such that the remaining amount then held in the Escrow Fund is the greater of (i) $15,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date (including any Claim Notice for which the 30-day period to deliver a Dispute Notice has not run) based on a third-party claim.

On September 30, 2016, the Escrow Agent shall release all remaining cash and EIX Notes in the Escrow Fund to the Reorganization Trust, other than to the extent of the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date (including any Claim Notice for which the 30-day period to deliver a Dispute Notice has not run) based on a third-party claim.

In no event shall the amount remaining in the Escrow Fund after any Automatic Release be greater than $50,000,000. If EIX Notes have been deposited into the Escrow Account, then the face amount of such EIX Notes shall be used for determining such remaining amount.

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Final Distribution

At such time on or after September 30, 2016 as there are no outstanding Claim Notices, the Escrow Agent shall release all cash and EIX Notes remaining in the Escrow Fund to the Reorganization Trust for distribution pursuant to the terms of the Amended Plan of Reorganization, and following such distribution the Escrow Agreement shall automatically terminate.

Escrow Earnings	All taxes in respect of earnings on the Escrow Fund shall be the obligation of the Reorganization Trust.

Escrow Agent

The Escrow Agent shall have obligations and duties and an indemnity customary for agreements of this type and reasonably acceptable to the Escrow Agent. Each of EIX and the Reorganization Trust shall severally be liable for one-half of the Escrow Agent’s fees and any indemnity obligations with respect to the Escrow Agent.

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